AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER , 1997
                                                      REGISTRATION NO. 333-

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                        -------------------------------


                                   FORM S-1

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                        -------------------------------

                    DAIMLER-BENZ AUTO GRANTOR TRUST 1997-A
        (TRUST IN WHICH THE CERTIFICATES REPRESENT UNDIVIDED INTERESTS)

                 DAIMLER-BENZ VEHICLE RECEIVABLES CORPORATION
                  (ORIGINATOR OF THE TRUST DESCRIBED HEREIN)
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

       DELAWARE                           9999                   13-3770955
(STATE OR OTHER JURISDICTION OF  (PRIMARY STANDARD INDUSTRIAL  (IRS EMPLOYER
 INCORPORATION OR ORGANIZATION)    CLASSIFICATION CODE NO.)    IDENTIFICATION
                                                                       NO.)

                           1201 NORTH MARKET STREET
                                  SUITE 1406
                          WILMINGTON, DELAWARE 19801
                                (302) 426-1900
         (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
            AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

         HARVEY S. TRAISON C/O DAIMLER-BENZ NORTH AMERICA CORPORATION
                          375 PARK AVENUE, SUITE 3001
                           NEW YORK, NEW YORK 10152
                                (212) 909-9700
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                  INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                  COPIES TO:

     STEVEN J. MOLITOR, ESQ.                 ANDREW M. FAULKNER, ESQ.
   MORGAN, LEWIS & BOCKIUS LLP       SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
       101 PARK AVENUE                           919 THIRD AVENUE
 NEW YORK, NEW YORK 10178-0060               NEW YORK, NEW YORK 10022

       APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

      AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES
EFFECTIVE.

      IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED ON A DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933, CHECK THE FOLLOWING BOX. |_|

      IF THIS FORM IS FILED TO REGISTER ADDITIONAL SECURITIES FOR AN OFFERING PURSUANT TO RULE 462(B) UNDER THE SECURITIES ACT OF 1933, PLEASE CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. |_|

      IF THIS FORM IS A POST-EFFECTIVE AMENDMENT FILED PURSUANT TO RULE 462(C) UNDER THE SECURITIES ACT OF 1933, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE
REGISTRATION STATEMENT FOR THE SAME OFFERING.                 |-|

      IF DELIVERY OF THE PROSPECTUS IS EXPECTED TO BE MADE PURSUANT TO RULE 434, PLEASE CHECK THE FOLLOWING BOX. |_|


                              CALCULATION OF REGISTRATION FEE
===================================================================================================
     TITLE OF          AMOUNT TO BE      PROPOSED MAXIMUM    PROPOSED MAXIMUM       AMOUNT OF
 SECURITIES TO BE       REGISTERED        OFFERING PRICE        AGGREGATE       REGISTRATION FEE**
    REGISTERED                           PER CERTIFICATE*    OFFERING PRICE*
---------------------------------------------------------------------------------------------------
ASSET BACKED
CERTIFICATES            $1,000,000             100%             $1,000,000           $303.03
===================================================================================================

*     Estimated solely for the purpose of calculating the registration fee.

      THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.




Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.




             SUBJECT TO COMPLETION, DATED SEPTEMBER____, 1997


Prospectus

[NEW LOGO]

DAIMLER-BENZ AUTO GRANTOR TRUST 1997-A
$______________
___% Asset Backed Certificates, Class A

DAIMLER-BENZ VEHICLE RECEIVABLES CORPORATION
Seller

MERCEDES-BENZ CREDIT CORPORATION
Servicer

The _____% Asset Backed Certificates (the "Certificates") will consist of two Classes of Certificates, the Class A Certificates and the Class B Certificates. Only the Class A Certificates are being offered hereby. The Class A Certificates will evidence in the aggregate an undivided ownership interest of _____% of the principal balance of, and a portion of the interest accruing under, the Receivables in a trust (the "Trust") to be formed pursuant to a Pooling and Servicing Agreement to be entered into among Daimler-Benz Vehicle Receivables Corporation, as Seller (the "Seller"), Mercedes-Benz Credit Corporation, in its individual capacity and as Servicer (the "Servicer"), and [TRUSTEE], as Trustee, Payahead Agent, Class A Agent and Class B Agent. The Class B Certificates, which will initially be retained by the Seller, will evidence in the aggregate an undivided ownership interest of _____% of the principal balance of, and a portion of the interest accruing under, the Receivables in the Trust. The Class A Certificates and the Class B Certificates represent in the aggregate an undivided ownership interest of 100% of the Trust, other than the Retained Yield, which the Seller will retain the right to receive. The rights of the Class B Certificateholders to receive distributions with respect to the Receivables are subordinated to the rights of the Class A Certificateholders, to the extent described herein. To the extent that the amount of principal collections allocable to the Class A Certificates with respect to any Distribution Date is less than the amount of principal to be paid to the Class A Certificateholders on such Distribution Date pursuant to the Pooling and Servicing Agreement such shortfall may be covered out of available interest collections after the application of such amounts to the payment of interest on the Class A Certificates and the Class B Certificates.


PROSPECTIVE INVESTORS SHOULD CONSIDER THE FACTORS SET FORTH UNDER "RISK FACTORS" BEGINNING ON PAGE ___.

THE CERTIFICATES REPRESENT INTERESTS IN THE TRUST AND DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE SELLER, THE SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

------------------------------------------------------------------------
                                 Price                      Proceeds to
                                to Public   Underwriting       the
                                  (1)         Discount     Seller (1)(2)
------------------------------------------------------------------------
Per Class A Certificate               %              %                %
------------------------------------------------------------------------
Total                          $             $            $
------------------------------------------------------------------------
(1) Plus accrued interest at the Pass-Through Rate calculated from November ____, 1997.

(2) Before deducting expenses payable by the Seller estimated to be $__________.

The Class A Certificates are offered by the Underwriters when, as and if issued and accepted by the Underwriters and subject to their right to reject orders in whole or in part. It is expected that the Class A Certificates will be delivered in book-entry form on or about ___________, 1997, through the facilities of The Depository Trust Company ("DTC") against payment therefor in immediately available funds.

J.P.  MORGAN SECURITIES INC.
___________, 1997.


      Principal, and interest at the Pass-Through Rate of ____% per annum, will be distributed on the 20th day of each month (or, if the 20th day of any month is not a business day, the next following business day) beginning ________, 1997 (each, a "Distribution Date"). The final scheduled Distribution Date on the Certificates will be ________, 2002 (the "Final Scheduled Distribution Date"). The Trust Property will include a pool of retail installment contracts (collectively, the "Receivables"), certain monies due thereunder on or after _________, 1997 (the "Cutoff Date"), the Seller's security interests in the new and used Mercedes-Benz automobiles securing the Receivables, a Shortfall Amount Agreement between Mercedes-Benz Credit Corporation and the Seller (see "The Certificates--Shortfall Amount Agreement") and certain other property. See "The Trust Property." The aggregate principal balance of the Receivables on the Cutoff Date was $______________.

      The Class A Certificates will be represented initially by certificates registered in the name of Cede & Co., as nominee of DTC. The interests of beneficial owners of the Class A Certificates will be represented by book entries on the records of DTC and participating members thereof. Definitive Class A Certificates will be available only under the limited circumstances described herein.

      There currently is no secondary market for the Class A Certificates and there is no assurance that one will develop. The Underwriters expect, but are not obligated, to make a market in the Class A Certificates and may discontinue market making at any time. Accordingly, no assurance can be given as to the liquidity of, or trading market for, the Certificates.

                             AVAILABLE INFORMATION

      The Seller has filed with the Securities and Exchange Commission (the "Commission"), on behalf of the Trust, a Registration Statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Class A Certificates offered pursuant to this Prospectus. For further information, reference is made to such Registration Statement, and the exhibits thereto, which are available for inspection without charge at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, as well as the Regional Offices of the Commission at 500 West Madison Street, Chicago, Illinois 60661, and 7 World Trade Center, New York, New York 10048. Copies of such information can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Such reports and other documents may also be obtained from the web site that the Commission maintains at http://www.sec.gov. The Servicer, on behalf of the Trust, will also file or cause to be filed with the Commission such periodic reports as may be required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the rules and regulations of the Commission thereunder and the January 6, 1995 "no-action" letter of the Commission's Division of Corporation Finance regarding Daimler-Benz Vehicle Trust 1994-A, but only to the extent that the continued registration of the Class A Certificates under the Exchange Act is required to qualify the Class A Certificates as "publicly offered securit(ies)" pursuant to the regulations of the United States Department of Labor promulgated under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). See "ERISA Considerations."

                   REPORTS TO THE CLASS A CERTIFICATEHOLDERS

      Unless and until definitive Class A Certificates are issued, monthly and annual reports concerning the Receivables and the Trust will be prepared by the Servicer and sent by the Trustee, on behalf of the Trust, only to Cede & Co., as nominee of DTC and as registered holder of the Class A Certificates, pursuant to the Agreement (as defined herein). Such reports may be available to beneficial owners of Certificates ("Certificate Owners") in accordance with the regulations and procedures of DTC. Such reports will not contain audited financial statements with respect to the Trust. The Seller does not intend to send any of its financial reports to Certificateholders or to Certificate Owners. See "The Certificates--Book Entry Registration" and "--Statements to Class A Certificateholders."

      IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVERALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE CLASS A CERTIFICATES AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

      NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE SELLER, THE SERVICER, [TRUSTEE] OR THE UNDERWRITERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS, NOR ANY SALE MADE HEREUNDER, SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

      UNTIL _______ __, 1998 (90 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL DEALERS EFFECTING TRANSACTIONS IN THE CLASS A CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                               TABLE OF CONTENTS

                                                                        PAGE

Available Information................................................     2
Reports to the Class A Certificateholders............................     2
Prospectus Summary...................................................     4
Risk Factors.........................................................    11
Formation of the Trust...............................................    14
The Trust Property...................................................    14
MBCC's Motor Vehicle Contract Portfolio..............................    15
The Receivables......................................................    18
Yield Considerations.................................................    23
Pool Factors and Other Information...................................    24
Use of Proceeds......................................................    24
The Seller...........................................................    24
The Servicer.........................................................    25
The Certificates.....................................................    26
Certain Legal Aspects of the Receivables.............................    43
Certain Federal Income Tax Consequences..............................    48
ERISA Considerations.................................................    53
Underwriting.........................................................    54
Validity of the Certificates.........................................    55
Index of Principal Terms.............................................    56



                              PROSPECTUS SUMMARY

      This Prospectus Summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus. Certain capitalized terms used in this Prospectus Summary are defined elsewhere in this Prospectus. See the Index of Principal Terms for the location herein of the definitions of capitalized terms.

Issuer........................Daimler-Benz Auto Grantor Trust 1997-A (the
                              "Trust"), to be formed by the Seller pursuant to a Pooling and Servicing Agreement to be dated as of _________, 1997 (the
                              "Agreement"), among the Seller, the Servicer, MBCC, the Payahead Agent, the Class A Agent, the Class B Agent and the Trustee.

Seller........................Daimler-Benz Vehicle Receivables Corporation,
                              a wholly-owned subsidiary of Mercedes-Benz
                              Credit Corporation ("MBCC").

Servicer......................MBCC, a wholly-owned subsidiary of
                              Daimler-Benz North America Corporation
                              ("DBNA").

The Certificates..............The Certificates consist of two classes, entitled _____% Asset Backed Certificates,
                              Class A (the "Class A Certificates"), and
                              _____% Asset Backed Certificates, Class B
                              (the "Class B Certificates"). Only the Class
                              A Certificates are being offered hereby. Each Certificate will represent an undivided ownership interest in certain assets of the Trust.

Class A Certificates..........The Class A Certificates will evidence, in the aggregate, an undivided ownership interest of approximately _____% (the "Class A Percentage") of the principal balance of, and a portion of the interest accruing under, the Receivables held by the Trust (which principal initially represents
                              $______________). See "The Certificates --
                              Distributions on Certificates." The Class A
                              Certificates will be offered for purchase in denominations of $1,000 and integral multiples thereof. See "The
                              Certificates--General."

Class B Certificates..........The Class B Certificates will evidence, in the aggregate, an undivided ownership interest of approximately _____% (the "Class B Percentage") of the principal balance of, and a portion of the interest accruing under, the Receivables held by the Trust (which principal initially represents
                              $____________). The Class B Certificates are subordinated to the Class A Certificates, to the extent described herein. The Class B Certificates are not being offered hereby.
                              The Seller will initially retain the Class B
                              Certificates but may, in its discretion, subsequently sell all or part of the Class B Certificates.

Retained Yield. ..............The Seller will retain the right to receive distributions (the "Retained Yield"), with respect to each Receivable, equal to the interest accrued on such Receivable, during each period between payment dates for such Receivable, at a rate equal to the excess, if any, of (i) the annual percentage rate of interest ("APR") of such Receivable over (ii) the sum of the Pass-Through Rate plus the Servicing Rate.

Trust Property................The property of the Trust (the "Trust
                              Property") will include (i) a pool of retail installment contracts (collectively, the "Receivables") secured by new and used Mercedes-Benz automobiles, together with all accessions thereto, (the "Financed Vehicles"), (ii) all monies due under the Receivables on or after __________, 1997 (the "Cutoff Date") (but excluding Excess Amounts), (iii) all amounts and property from time to time held in or credited to the Collection Account and the Certificate Account, (iv) all of the Seller's security interests in the Financed Vehicles, (v) all rights to receive payments under certain circumstances from the Reserve Funds, (vi) all of the Seller's rights under the Shortfall Amount Agreement, (vii) all of the Seller's rights to receive proceeds from claims on physical damage, credit life and disability insurance policies covering the Financed Vehicles or from the obligors under the Receivables (the "Obligors"), (viii) all of the Seller's right to all documents contained in the Receivable Files, (ix) certain rights under the Purchase Agreement,
                              (x) all of the Seller's rights, if any, of recourse against Dealers arising out of breaches by Dealers in connection with the Receivables, (xi) all property (including the right to receive future Liquidation Proceeds and Recoveries) that secures a Receivable and that will have been acquired by or on behalf of the Trustee, (xii) the Servicing Guaranty Agreement, and (xiii) all proceeds (within the meaning of Section 9-306 of the Uniform Commercial Code (the "UCC")) of the foregoing. See "The Trust Property."

                              The Receivables will be purchased by the Seller from MBCC pursuant to a Purchase Agreement (the "Purchase Agreement") between the Seller and MBCC providing for such purchase on or before the date of initial issuance of the Certificates (the "Closing Date").

Pass-Through Rate.............___% per annum, calculated on the basis of a
                              360-day year consisting of twelve 30-day months (the "Pass-Through Rate").

Distribution Date.............The 20th day of each month (or, if such 20th day is not a business day, the next following business day) (each, a "Distribution Date") beginning __________, 1997.

Interest......................On each Distribution Date, the Trustee will distribute an amount pro rata to the holders of record of Class A Certificates (the "Class A Certificateholders") as of the 19th day of the current calendar month (or, if Definitive Certificates are issued, the last day of the calendar month immediately preceding such Distribution Date) (the "Record Date"). Such amount will be equal to 30 days' interest at the Pass-Through Rate on the Class A Principal Balance as of the first day of the preceding calendar month (less principal distributions to be made on the Distribution Date in such month) generally to the extent of funds available from (i) the Available Interest after payment of the Servicing Fee,
                              (ii) the Class A Reserve Fund and (iii) the
                              Class B Percentage of the Available
                              Principal.

                              The "Class A Principal Balance" will
                              initially equal $_____________ (the "Original Class A Principal Balance") and will thereafter be reduced by all amounts previously distributed to Class A
                              Certificateholders and allocable to
                              principal. See "The Certificates--
                              Distributions on Certificates."

Principal.....................On each Distribution Date, the Trustee will distribute pro rata to Class A
                              Certificateholders, as of the related Record
                              Date, Class A Principal, generally to the extent of funds available from (i) Available Principal, (ii) the Class A Reserve Fund and
                              (iii) Available Interest remaining after payment of the Servicing Fee, Class A Interest, Class A Interest Carryover Shortfall, Class B Interest and Class B Interest Carryover Shortfall.

                              "Class A Principal" will consist of the Class A Percentage of (a) the principal portion of all scheduled payments due on Receivables during the preceding Collection Period; (b) the Principal Balance of each Receivable that became a Prepaid Receivable during the preceding Collection Period (except to the extent included in (a) or (d)); (c) the Principal Balance of each Receivable that was purchased by the Servicer or repurchased by the Seller, in each case, under an obligation that arose during the preceding Collection Period (except to the extent included in (a)); and (d) the Principal Balance of each Receivable which became a Defaulted Receivable during the preceding Collection Period (except to the extent included in (a) or (b)).

                              A "Collection Period" with respect to a
                              Distribution Date will be the calendar month preceding the month in which such Distribution Date occurs. See "The
                              Certificates--Distributions on Certificates."

                              A "Prepaid Receivable" is a Receivable which is prepaid in full or accelerated under certain circumstances or with respect to which the related Financed Vehicle is repossessed and sold or becomes a total loss. A "Defaulted Receivable" is a Receivable which by its terms is in default and as to which the Servicer has determined, in accordance with its customary standards, policies and procedures that payment in full is unlikely or the Servicer has repossessed and disposed of the Financed Vehicle.

Registration of Certificates..The Class A Certificates will be represented initially by physical certificates registered in the name of Cede & Co. as nominee of The Depository Trust Company ("DTC"). No person acquiring a beneficial ownership interest in the Class A Certificates ("Class A Certificate Owners" or "Certificate Owners") will be entitled to receive a definitive certificate representing such person's interest in the Trust except in certain limited circumstances, as described herein. Under the terms of the Agreement, unless definitive certificates are issued, Class A Certificate Owners will not be recognized as Class A Certificateholders and will be permitted to exercise the rights of the Class A Certificateholders only indirectly through DTC. See "The Certificates -- General,""-- Book Entry Registration" and "-- Definitive Certificates."

Servicing Fee.................A monthly fee for servicing the Receivables will be payable to the Servicer on each
                              Distribution Date in an amount equal to
                              one-twelfth of the product of the Servicing
                              Rate and the Pool Balance as of the first day of the preceding Collection Period, and will be payable generally out of collections of interest on the Receivables prior to distributions to the Certificateholders (the "Servicing Fee").

                              The "Servicing Rate" will equal 1.00% per annum. The Servicer will also be entitled to receive other amounts, including all late payment fees and charges paid with respect to the Receivables as additional servicing compensation. If it is acceptable to each Rating Agency without a reduction in the rating of the Class A Certificates, the Servicing Fee in respect of a Collection Period (together with any portion of the Servicing Fee that remains unpaid from prior Collection Periods) will be paid at the beginning of such Collection Period out of collections for such Collection Period. See "The Certificates--Servicing Compensation."

Pool Balance..................The "Pool Balance" means, as of any date, the aggregate outstanding Principal Balance of the Receivables (excluding Defaulted Receivables) as of the close of business on such date.

Subordination.................The rights of holders of record of the Class B
                              Certificates (the "Class B
                              Certificateholders" and, together with the
                              Class A Certificateholders, the
                              "Certificateholders") to receive
                              distributions to which they would otherwise be entitled with respect to the Receivables will be subordinated to the rights of the Class A Certificateholders to the extent described herein. See "The
                              Certificates--Distributions on Certificates" and "--Subordination of the Class B Certificates and Retained Yield; Reserve Funds."

                              The Class B Certificateholders generally will not receive distributions of interest on a Distribution Date (other than from the Class B Reserve Fund) unless the Class A Certificateholders receive the full amount of interest due to them on such Distribution Date (including from amounts on deposit in the Class A Reserve Fund), and the Class B Certificateholders will not receive distributions of principal on a Distribution Date (other than from the Class B Reserve
                              Fund) unless the Class A Certificateholders receive the full amount of interest and principal due to them on such Distribution Date (including from amounts on deposit in the Class A Reserve Fund). However, distributions of interest on the Class B Certificates will not be subordinated to distributions of principal on the Class A Certificates.

                              In addition, the rights of the Seller to receive the Retained Yield will be subordinated to the rights of the Class A and Class B Certificateholders to receive amounts due to each of them. Accordingly, the Seller will not receive distributions attributable to the Retained Yield on any Distribution Date unless all interest and principal due to the Class A Certificateholders and Class B Certificateholders have been paid and amounts on deposit in the Class A Reserve Fund and Class B Reserve Fund are at least equal to the Specified Class A Reserve Balance and Specified Class B Reserve Balance, respectively (each as defined below).

Reserve Funds.................General. A separate reserve fund will be created for the Class A .Certificates and the Class B Certificates (the "Class A Reserve Fund" and the "Class B Reserve Fund," respectively, and collectively, the "Reserve Funds"). Amounts on deposit in the Class A Reserve Fund will be available on any Distribution Date to cover Shortfall Amounts (as defined below) and shortfalls in distributions of interest and principal on the Class A Certificates to the extent attributable to losses and delinquencies on the Receivables. Amounts on deposit from time to time in the Class A Reserve Fund and the Class B Reserve Fund will be invested, as provided in the Agreement, in Eligible Investments maturing on or prior to the next succeeding Distribution Date; provided, however, that to the extent permitted by the Rating Agencies, amounts on deposit in the Class A Reserve Fund and the Class B Reserve Fund may be invested in Eligible Investments that mature later than the next succeeding Distribution Date.

                              Class A Reserve Initial Deposit. The Class A
                              Reserve Fund will be funded by the Seller with cash or Eligible Investments maturing on or prior to the initial Distribution Date and having, on the Closing Date, a value of approximately $___________ (the "Class A Reserve Initial Deposit"). The Class A Reserve Initial Deposit will be augmented on each Distribution Date by the deposit in the Class A Reserve Fund of cash otherwise distributable to the Seller as Retained Yield to the extent necessary to maintain the amount in the Class A Reserve Fund at an amount equal to the Specified Class A Reserve Balance (as defined below).

                              Amounts in the Class A Reserve Fund on any
                              Distribution Date (reduced by the amount of all distributions made on such Distribution
                              Date) in excess of the Specified Class A
                              Reserve Balance for such Distribution Date generally will be released for deposit into the Class B Reserve Fund or, to the extent the amount on deposit therein is equal to the Specified Class B Reserve Balance (as defined below), for payment to the Seller.

                              Specified Class A Reserve Balance. The
                              "Specified Class A Reserve Balance" with respect to any Distribution Date will equal $___________, except where on any Distribution Date (i) the annualized average for the preceding three Collection Periods of the ratios of net losses (that is, the net balances of all Receivables which are determined to be uncollectible in the applicable Collection Period, less any Liquidation Proceeds or Recoveries received in such Collection Period) to the Pool Balance as of the first day of each such Collection Period exceeds ____% or (ii) the average for the preceding three Collection Periods of the ratios of the balance of Receivables that are delinquent 60 days or more to such outstanding Pool Balance exceeds ____%, then the Specified Class A Reserve Balance for such Distribution Date will equal $____________. See "The Certificates-- Subordination of the Class B Certificates and Retained Yield; Reserve Funds."

                              The Seller may reduce the Specified Class A
                              Reserve Balance provided that both Rating
                              Agencies confirm in writing to the Class A
                              Agent and the Seller prior to such reduction that such reduction will not result in a lowering of or a withdrawal of the then current rating of the Class A Certificates.

                              Specified Class B Reserve Balance. The
                              "Specified Class B Reserve Balance" will initially be zero and remain zero for so long as the Seller retains the Class B Certificates. At such time, if any, as the Seller determines to sell the Class B Certificates, the Specified Class B Reserve Balance will be an amount determined by the Seller in consultation with the Rating Agencies in order to achieve the desired rating for the Class B Certificates.

Shortfall Amount..............The "Shortfall Amount" is the amount calculated by the Servicer with respect to each Prepaid
                              Receivable (excluding any Defaulted
                              Receivable) during a Collection Period equal to the excess, if any, of (i) the sum of (x) the Principal Balance of such Receivable on the books of the Trust at the beginning of the Collection Period in which such Receivable becomes a Prepaid Receivable plus
                              (y) one month's interest on such Principal
                              Balance at the APR of such Receivable over
                              (ii) the amount received from the related
                              Obligor in connection with such prepayment.

Shortfall Amount Agreement....MBCC will enter into a shortfall amount agreement (the "Shortfall Amount Agreement") with the Seller, which will assign the Shortfall Amount Agreement to the Trust. To the extent that amounts on deposit in the Class A Reserve Fund are not sufficient on any Distribution Date to cover the Shortfall Amounts with respect to such Distribution Date, pursuant to the Shortfall Amount Agreement, MBCC will pay to the Certificate Account the amount of such insufficiency. See "The Certificates -- Shortfall Amount Agreement."

Advances......................The Servicer each month will advance to the
                              Trust, in respect of each Receivable, that portion of scheduled payments that was not timely made (an "Advance"). The Servicer will be entitled to reimbursement of Advances from subsequent payments on or with respect to the Receivables. The Servicer will not be required to make any Advance to the extent that it does not expect to recoup the Advance from subsequent collections or recoveries. See "The Certificates-- Advances."

Repurchases and Purchases of
  Certain Receivables.........The Seller will be obligated to repurchase any
                              Receivable if the interest of the Trust and the Certificateholders therein is materially and adversely affected by a breach of any representation or warranty made by the Seller with respect to the Receivable, if the breach has not been cured by the last day of the Collection Period, which includes the 60th day after the date of discovery by or notice to the Seller of the breach. Simultaneously with the Seller's repurchase from the Trust, MBCC will be obligated to repurchase the Receivable from the Seller pursuant to the Purchase Agreement. See "The
                              Certificates--Mandatory Repurchase of
                              Receivables."

                              The Servicer will be obligated to purchase any Receivable if, among other things, the Servicer (i) extends the date for final payment by the Obligor of such Receivable beyond the last day of the Collection Period immediately preceding the Final Scheduled Distribution Date, (ii) changes the amount or the number of the scheduled payments of such Receivable or (iii) fails to maintain a perfected security interest in the related Financed Vehicle in accordance with the Servicer's customary servicing procedures. See "The Certificates--Servicing
                              Procedures."

Optional Purchase.............In the event that the Pool Balance as of the last day of a Collection Period has declined to 10% or less of the initial Pool Balance, the Servicer may purchase all remaining Receivables at a purchase price equal to the aggregate of the Purchase Amounts thereof on the Distribution Date occurring in any subsequent Collection Period which follows the Collection Period in which appropriate notice is given to Certificateholders. See "The Certificates--Termination."

Trustee.......................[TRUSTEE] (the "Trustee").

Class A Agent, Class B
  Agent and Payahead Agent....[TRUSTEE](the "Class A Agent," the "Class B
                              Agent" and the "Payahead Agent").

Tax Status....................In the opinion of Morgan, Lewis & Bockius LLP, special tax counsel to the Seller, the Trust will be classified for federal income tax purposes as a grantor trust and not as a partnership or as an association taxable as a corporation. Class A Certificateholders must report their respective allocable shares of income earned on Trust assets (excluding certain amounts retained by the Seller as described herein) and, subject to certain limitations applicable to individuals, estates and trusts, may deduct their respective allocable shares of reasonable servicing and other fees. See "Certain
                              Federal Income Tax Consequences."

Rating........................It is a condition to the issuance of the Class
                              A Certificates that the Class A Certificates be rated Aaa by Moody's Investors Service, Inc. ("Moody's") and AAA by Standard & Poor's Ratings Services, a Division of The McGraw-Hill Companies, Inc. ("S&P") (each, a "Rating Agency"). The rating assigned to the Class A Certificates by a Rating Agency will reflect such Rating Agency's assessment of the likelihood that Class A
                              Certificateholders will receive the payments of interest and principal required to be made under the Agreement, in the case of principal, on or prior to the Final Scheduled Distribution Date, and in the case of interest, on each Distribution Date. A rating of a security is not a recommendation to buy, sell or hold securities and may be revised or withdrawn at any time by the assigning Rating Agency.

ERISA Considerations..........Under final regulations issued by the
                              Department of Labor, the Trust's .assets would not be deemed to be "plan assets" of an employee benefit plan and certain other retirement plans and arrangements (all of which are hereinafter referred to as a "Plan"), subject to ERISA, acquiring a Class A Certificate if certain conditions are met, including the condition that the Class A Certificates be held by at least 100 persons upon completion of the public offering being made hereby. The Underwriters expect, although no assurances can be given, that the Class A Certificates will be held by at least 100 persons, and it is anticipated that the other conditions of the regulations will be met. If the Trust's assets were deemed to be "plan assets" of a Plan, by virtue of such Plan's acquisition of a Class A Certificate, certain transactions concerning the Trust's assets could result in a prohibited transaction or other violations of the fiduciary responsibility provisions of ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended. Accordingly, the fiduciary contemplating the purchase of Class A Certificates should consult its counsel before making a purchase. See "ERISA Considerations."


                                RISK FACTORS

      Investors should consider, among other things, the following factors in connection with the purchase of the Class A Certificates.

LIMITED LIQUIDITY

      There currently is no secondary market for the Class A Certificates. The Underwriters expect, but are not obligated, to make a market in the Class A Certificates and may discontinue market making at any time. There is no assurance that any such market will develop or, if one does develop, that it will provide liquidity of investment or will continue for the life of the Class A Certificates.

POTENTIAL PRIORITY OF CERTAIN OTHER INTERESTS

      The Seller will cause financing statements to be filed with the appropriate governmental authorities to perfect the interest of the Trust in its purchase of the Receivables, and the Servicer will hold the Receivables, either directly or through subservicers, as custodian for the Trustee following the sale and assignment of the Receivables to the Trust. The Receivables will not be segregated, stamped or otherwise marked to indicate that they have been sold to the Trust. If, through inadvertence or otherwise, another party purchases (or takes a security interest in) the Receivables for new value in the ordinary course of business and takes possession of the Receivables without actual knowledge of the Trust's interest, the purchaser (or secured party) will acquire an interest in the Receivables superior to the interest of the Trust and as a result reductions in the amounts of distributions to Certificateholders could result. See "Certain Legal Aspects of the Receivables--Rights in the Receivables."

      The Seller will assign its security interests in the Financed Vehicles along with the sale and assignment of the Receivables to the Trustee, and the Servicer will hold the certificates of title or ownership relating to the Financed Vehicles, either directly or through subservicers, as custodian for the Trustee following the sale and assignment of the Receivables to the Trust. The certificates of title or ownership will not be endorsed or otherwise amended to identify the Trust as the new secured party. Because the Trust will not be identified as the secured party on any certificates of title or ownership, the security interest of the Trust in a Financed Vehicle (i) might be defeated through fraud, forgery, negligence or error and (ii) may not be perfected in every state and as a result reductions in the amounts of distributions to Certificateholders could result. See "Certain Legal Aspects of the Receivables--Security Interests in the Financed Vehicles."

POTENTIAL EFFECTS OF INSOLVENCY

      The Seller has taken steps in structuring the transactions contemplated hereby that are intended to ensure that the voluntary or involuntary application for relief by MBCC under Title 11 of the United States Code (the "Bankruptcy Code") or similar state laws (collectively, "Insolvency Laws") will not result in consolidation of the assets and liabilities of the Seller with those of MBCC. These steps include the creation of the Seller as a separate, limited-purpose subsidiary of MBCC pursuant to a certificate of incorporation containing certain limitations (including restrictions on the nature of the Seller's business and a restriction on the Seller's ability to commence a voluntary case or proceeding under any Insolvency Law without the prior unanimous affirmative vote of all of its directors). However, there can be no assurance that the activities of the Seller would not result in a court concluding that the assets and liabilities of the Seller should be consolidated with those of MBCC in a proceeding under any Insolvency Law. If a court were to reach such a conclusion, or a filing were made under any Insolvency Law by or against the Seller, or if an attempt were made to litigate any of the foregoing issues, then delays in distributions on the Certificates could occur or reductions in the amounts of such distributions could result. See "The Seller."

      It is intended by MBCC and the Seller that the transfer of the Receivables by MBCC to the Seller under the Purchase Agreement constitute a "true sale" of the Receivables to the Seller. If the transfer constitutes such a "true sale," the Receivables and the proceeds thereof would not be part of MBCC's bankruptcy estate under Section 541 of the Bankruptcy Code should MBCC become the subject of a bankruptcy case subsequent to the transfer of the Receivables to the Seller.

      In Octagon Gas Systems, Inc. v. Rimmer, 995 F.2d 948 (10th Cir.
1993), cert. denied, 114 S. Ct. 554 (1993), the United States Court of Appeals for the 10th Circuit suggested that even where a transfer of accounts from a seller to a buyer constitutes a "true sale," the accounts would nevertheless constitute property of the seller's estate in a bankruptcy of the seller. If MBCC or the Seller were to become subject to a bankruptcy proceeding and a court were to follow the Octagon court's reasoning, Certificateholders might experience delays in payment or possibly losses on their investment in the Certificates. As part of the opinion of Seller's special counsel regarding the "true sale" of the Receivables by MBCC to the Seller described herein, such counsel will advise the Seller that the reasoning of the Octagon case appears to be inconsistent with precedent and the UCC. See "The Seller."

PREPAYMENT CONSIDERATIONS

      The weighted average life of the Class A Certificates may be reduced by prepayments in full on Receivables. The Receivables are prepayable at any time. Prepayments may also result from liquidations due to default, the receipt of proceeds from physical damage insurance, repurchases by the Seller as a result of certain uncured breaches of the warranties made by it in the Agreement with respect to the Receivables, purchases by the Servicer as a result of certain uncured breaches of the covenants made by it in the Agreement with respect to the Receivables, or the Servicer exercising its optional purchase right. The rate of prepayments on the Receivables may be influenced by a variety of economic, social, and other factors, including the fact that if an Obligor sells or transfers a Financed Vehicle, the related Receivable must be repaid in full.

      MBCC does not generally maintain records of the historical prepayment experience of its Motor Vehicle Contract portfolio. MBCC believes that its prepayment experience is consistent with that generally found in the consumer automobile finance industry. However, no assurance can be given that prepayments on the Receivables will conform to historical experience and no prediction can be made as to the actual prepayment experience on the Receivables. See "The Receivables -- Maturity and Prepayment Assumptions." Any reinvestment risk resulting from the rate of prepayments of the Receivables and the distribution of such prepayments to Class A Certificateholders will be borne entirely by the Class A Certificateholders. There can be no assurance that the Certificateholders will be able to reinvest funds in an instrument with a comparable interest rate in the event the Certificates are prepaid.

LIMITED ASSETS; SUBORDINATION

      The Trust does not have, nor is it permitted or expected to have, any significant assets or sources of funds other than the Receivables and other Trust Property, including the right to receive payments under certain circumstances pursuant to the Shortfall Amount Agreement and from the Reserve Funds. The Class A Certificates represent interests solely in the Trust and the Class A Certificates are not obligations of, and will not be insured or guaranteed by, the Seller, the Servicer, DBNA, the Trustee or any other person or entity. Consequently, Class A Certificateholders must rely for payment upon payments on or on account of the Receivables (to the extent described herein), payments under the Shortfall Amount Agreement and, if and to the extent available, amounts on deposit in the Class A Reserve Fund.

      Amounts on deposit in the Class A Reserve Fund will be available on any Distribution Date to cover Shortfall Amounts and shortfalls in distributions of interest and principal on the Class A Certificates to the extent attributable to losses and delinquencies on the Receivables. If the Class A Reserve Fund is exhausted, the Trust will depend solely on current payments on the Receivables (to the extent available to make payments to the Class A Certificateholders) and payments under the Shortfall Amount Agreement to make distributions on the Class A Certificates. See "The Certificates--Shortfall Amount Agreement" and "--Distributions on Certificates." Although the Class B Certificates will be subordinate to the Class A Certificates to the extent described herein, distributions of interest due to the Class B Certificateholders will not be subordinate to distributions of principal due to the Class A Certificateholders. Moreover, the Class A Certificateholders will not be entitled to distributions from amounts on deposit in the Class B Reserve Fund.

RISK OF DELINQUENCIES, REPOSSESSIONS AND LOSSES; SOCIAL, LEGAL AND ECONOMIC FACTORS

      Delinquencies, repossessions and losses on Motor Vehicle Contracts are sensitive to a variety of social, legal and economic factors. Economic factors include the rate of inflation, unemployment levels and relative interest rates. Social, legal and economic factors in the States of California, Florida and Texas may have a disproportionate effect on the Trust because of the concentration of Receivables in such states. See "The Receivables -- Geographic Distribution of the Receivables." The Seller is unable to determine and has no basis to predict whether, or to what extent, social, legal or economic factors will affect future payment patterns.

LIMITED NATURE OF CERTIFICATE RATING

      It is a condition to the issuance of the Class A Certificates that the Class A Certificates be rated Aaa by Moody's and AAA by S&P. The rating is based primarily on the credit quality of the Receivables and the level of subordination of the Class B Certificates. There is no assurance that the rating will remain for any given period of time or that the rating will not be lowered or withdrawn entirely by the assigning Rating Agency, if in its judgment circumstances in the future so warrant. The rating assigned to the Class A Certificates by a Rating Agency will reflect such Rating Agency's assessment of the likelihood that Class A Certificateholders will receive the payments of interest and principal required to be made under the Agreement, in the case of principal, on or prior to the Final Scheduled Distribution Date, and in the case of interest, on each Distribution Date. The rating is not a recommendation to purchase, hold or sell Class A Certificates, inasmuch as rating does not comment as to market price or suitability for a particular investor.

NEWLY FORMED TRUST

      The Seller will establish the Trust by selling and assigning the Receivables and certain other Trust Property to the Trustee in exchange for the Certificates. The Trust will have no operating history and will not acquire any assets other than the Trust Property, nor will the Trust engage in any business activity other than acquiring and holding Trust Property and proceeds therefrom, issuing Certificates, making payments thereon and related activities. See "Formation of the Trust."

EFFECTS OF BOOK-ENTRY REGISTRATION OF THE CLASS A CERTIFICATES

      The Class A Certificates will be represented initially by physical certificates registered in the name of Cede & Co. as nominee of DTC, and will not be registered in the names of the Certificate Owners or their nominees. No Class A Certificate Owner will be entitled to receive a definitive certificate representing such person's interest in the Trust except in certain limited circumstances, as described herein. Under the terms of the Agreement, unless definitive certificates are issued, Class A Certificate Owners will not be recognized as Certificateholders, and will be permitted to exercise the rights of the Certificateholders only indirectly through DTC. See "The Certificates -- General," "-- Book Entry Registration" and "-- Definitive Certificates." Unless and until Definitive Certificates are issued, monthly and annual reports concerning the Trust will be sent to Cede & Co., as nominee of DTC, and registered holder of the Class A Certificates and not directly to Certificate Owners who may obtain such reports through DTC and its Indirect Participants. See "Reports to the Class A Certificateholders."

TAX ACCOUNTING ISSUES

      There is uncertainty with respect to a number of issues that could affect the amount, character and timing of income required to be reported by Class A Certificate Owners for federal income tax purposes because there are no judicial or administrative authorities addressing substantially similar facts. In general, these issues include whether the Internal Revenue Service will view the Class A Certificate Owners as owning undivided interests in each Receivable and each other asset of the Trust or, alternatively, as owning an undivided interest in a single debt obligation of the Seller; the allocation of tax basis among various items, including the Shortfall Amount Agreement; the methodology and assumptions relating to the calculation of original issue discount; and the treatment and characterization of certain payments, including whether any portion of the Servicing Fees would be treated as "stripped coupons" under Section 1286 of the Code. Furthermore, for administrative convenience, the Servicer intends to adopt certain conventions for calculating income on the Receivables which include estimation of accrued amounts on and calculating income from all of the Receivables and the Shortfall Amount Agreement on an aggregate basis. The use of such methods could result in the income reported to Class A Certificate Owners for any period being different from the income that would be reported if income were reported on a Receivable-by-Receivable basis over the period during which income accrues on each Receivable. If reporting on such basis results in under- reporting of income, or if the Internal Revenue Service were to take a position different from that adopted by the Trust with respect to any issue, a Class A Certificate Owner could be required to pay interest on underpayments of tax and could be subject to penalties for under reporting of income. For a further discussion of the foregoing, see "Certain Federal Income Tax Consequences--Tax Accounting Issues" herein.

                            FORMATION OF THE TRUST

      The Seller will establish the Trust by selling and assigning the Receivables and certain other Trust Property to the Trustee in exchange for the Certificates. Prior to such sale and assignment, the Trust will have no assets or obligations or any operating history. The Trust will not engage in any activity other than acquiring and holding Trust Property and proceeds therefrom, issuing Certificates, making payments thereon and related activities.

      The Servicer will service the Receivables, either directly or through subservicers, and will be paid the Servicing Fee out of collections from the Receivables, prior to distributions to Certificateholders. Certain other expenses of the Trust will be paid by or on behalf of the Servicer or the Seller as provided in the Agreement. See "The Certificates--Servicing Procedures," "--Servicing Compensation" and "--Distributions on Certificates."

      The Servicer will hold the Receivables and the certificates of title or ownership relating to the Financed Vehicles as custodian for the Trustee. However, the Receivables will not be marked or stamped to indicate that they have been sold to the Trust, and the certificates of title or ownership for the Financed Vehicles will not be endorsed or otherwise amended to identify the Trust as the new secured party. Under such circumstances and in certain jurisdictions, the Trust's interest in the Receivables and the Financed Vehicles may be defeated. See "Certain Legal Aspects of the Receivables."

      The Trust will not acquire any assets other than the Trust Property, and it is not anticipated that the Trust will have any need for additional capital resources. Because the Trust will have no operating history upon its establishment and will not engage in any business other than acquiring and holding the Trust Property, issuing the Certificates and distributing payments on the Certificates, no historical or pro forma financial statements or ratios of earnings to fixed charges with respect to the Trust have been included herein.

                              THE TRUST PROPERTY

      Each Certificate will represent a fractional undivided interest in certain assets of the Trust. The Trust Property will include (i) the Receivables, (ii) all monies due thereunder on or after the Cutoff Date (but excluding Excess Amounts), (iii) all amounts and property from time to time held in or credited to the Collection Account and the Certificate Account, (iv) all of the Seller's security interests in the Financed Vehicles, (v) all rights to receive payments under certain circumstances from the Reserve Funds, (vi) all of the Seller's rights under the Shortfall Amount Agreement, (vii) all of the Seller's rights to receive proceeds from claims on physical damage, credit life and disability insurance policies covering the Financed Vehicles or the Obligors, (viii) all of the Seller's right to all documents contained in the Receivable Files, (ix) certain rights under the Purchase Agreement, including the right of the Seller to cause MBCC to repurchase Receivables from time to time from the Seller under certain circumstances specified therein, (x) all of the Seller's rights, if any, of recourse against Dealers arising out of breaches by Dealers in connection with the Receivables, (xi) all property (including the right to receive future Liquidation Proceeds and Recoveries) that secures a Receivable and that will have been acquired by or on behalf of the Trustee, (xii) the Servicing Guaranty Agreement, and (xiii) all proceeds (within the meaning of Section 9-306 of the UCC) of the foregoing.

                    MBCC'S MOTOR VEHICLE CONTRACT PORTFOLIO

GENERAL

      MBCC currently purchases motor vehicle retail installment contracts (the "Motor Vehicle Contracts") directly from authorized Mercedes-Benz motor vehicle dealers ("Dealers") throughout the United States. The Motor Vehicle Contracts are originated by the Dealers who regularly sell such contracts to MBCC as well as to other finance sources. MBCC purchases Motor Vehicle Contracts in accordance with its established underwriting procedures, subject to the terms of an agreement with a Dealer (the "Dealer Agreement").

      The Dealer Agreement, among other things, obligates the Dealer to repurchase any Motor Vehicle Contract for the outstanding principal balance if the Dealer breaches certain representations and warranties. Each Dealer warrants that (i) all Motor Vehicle Contracts are genuine and the only instruments executed for the related motor vehicle (a "Motor Vehicle") described therein, and are and will continue free from defenses and off-sets; (ii) all statements contained therein will be true, and unpaid balances shown therein correct; (iii) all amounts and numbers submitted to MBCC will be correct and accurately reflect the true nature of the agreement between the obligor and the Dealer; (iv) the transactions conform to all applicable laws and regulations; (v) the contents of any form used other than MBCC's will be legally sufficient and enforceable; (vi) the automobile(s) shall have been delivered and accepted and the Dealer will comply with all of its obligations with respect thereto; (vii) each instrument will evidence a valid reservation of title to, or first lien upon, the Motor Vehicle and will have been so filed and re- corded, if permitted or required by law, as to be effective against all persons and to preserve the priority of such lien; and (viii) such Motor Vehicle shall be insured for fire, theft, combined additional coverage, and collision in a manner and with insurance carriers satisfactory to MBCC. Upon breach of any representation or warranty made by a Dealer with respect to a Motor Vehicle Contract, MBCC has a right of recourse against such Dealer to require it to repurchase such contract. Generally, in determining whether to exercise such right, MBCC considers the prior performance of the Dealer and other business and commercial considerations. MBCC, as Servicer, is obligated to enforce such rights with respect to Dealer Agreements relating to the Receivables in accordance with such customary practices, and the right to any proceeds received upon such enforcement will be conveyed to the Trust under the Agreement. All terms of the Dealer Agreements which are material to the Certificateholders are described in this Prospectus.

      MBCC purchases Motor Vehicle Contracts relating to new Motor Vehicles manufactured by Daimler-Benz and Motor Vehicle Contracts relating to used Motor Vehicles manufactured by Daimler-Benz and other automobile manufacturers. MBCC applies the same underwriting standards to its purchase of Motor Vehicle Contracts whether or not the Motor Vehicle Contract relates to a Motor Vehicle manufactured by Daimler-Benz. See
"--Underwriting" below.

UNDERWRITING

      MBCC's National Car Office (NCO), which is located in Atlanta, Georgia, oversees and coordinates the activities of the car financing operations throughout the United States. The NCO maintains three regional offices that are dedicated to supporting and servicing Dealers and customers throughout the United States. Through these regional offices, which are located in Atlanta, Georgia, Wilmington, Delaware and Portland, Oregon, MBCC purchases Motor Vehicle Contracts from Dealers using consistent underwriting policies and procedures. The Receivables were originated by Dealers in accordance with MBCC's requirements under existing agreements with such Dealers and were purchased in accordance with MBCC's underwriting standards which emphasize, among other factors, the applicant's willingness and ability to repay according to the terms of the Receivable.

      Applications received from Dealers must be signed by the applicant and must contain, among other information, the applicant's name, address, residential status, source and amount of monthly income and the amount of monthly rent or mortgage payment. All applications are checked for completeness and entered into MBCC's on- line credit applications system. In conjunction with the entering of the application information, credit bureau reports on the customer are collected and attached electronically to the application form. Credit bureau reports utilized most often include TRW, Trans Union and Equifax.

      A preliminary review of the application is then performed and, if deemed necessary, additional information is requested from the Dealer. When all relevant information is obtained the credit analysis commences. At a minimum, this analysis includes (i) a review of credit bureau reports, including the timeliness of payment history and the amount of payments;
(ii) budget analysis, including such ratios as Motor Vehicle Contract payment to income and total debt payment to total income; (iii) verification of the value of the Motor Vehicle if the credit request is for a used vehicle; and (iv) analysis of employment history, with particular attention to time spent with current employer. The credit decision is based upon the information described above as well as the applicant's credit score as obtained from a statistically derived credit scoring process and other qualitative considerations. The final credit decision is made based upon the degree of credit risk perceived and the amount of credit requested.

      After analysis the credit decision is communicated to the Dealer. If the credit is accepted, and the applicant agrees to the terms of the contract, the contract is funded.

SERVICING AND COLLECTION

      MBCC measures delinquency by the number of days elapsed from the date a payment is due under the Motor Vehicle Contract (the "Due Date"). MBCC considers a payment to be past due or delinquent when the obligor fails to pay $50 or more of a scheduled payment by the related Due Date. MBCC generally begins collection activities with respect to delinquent Motor Vehicle Contracts on the 11th day after the Due Date if payment has not been received. MBCC also uses an automated system of monitoring delinquency, which categorizes delinquent accounts into different priorities of collection activity, based on the level of delinquency of each account.

      MBCC's collectors are assigned to specific obligors and attempt to contact the delinquent obligor by telephone or by letter based on the term of delinquency and the history of the account. Repossession procedures typically begin when a Motor Vehicle Contract becomes between 60 to 90 days delinquent. Repossession is carried out pursuant to specific procedures adopted by MBCC.

      Any deficiencies remaining after repossession and sale of the related Motor Vehicle or after the full charge-off of the related Motor Vehicle Contract are pursued by MBCC to the extent practicable and legally permitted. Obligors are contacted, and when warranted by individual circumstances, repayment schedules are established and monitored until the deficiencies are either paid in full or become impractical to pursue.

PHYSICAL DAMAGE INSURANCE

      MBCC's Motor Vehicle Contracts require obligors to maintain specific levels of physical damage insurance during the term of the contract. At the time of purchase, the Dealer and the obligor sign a statement indicating that the level of insurance required by MBCC is in place as well as providing the name and address of the insurance company. However, on an ongoing basis, MBCC does not monitor the insurance coverage on the Motor Vehicles to ensure that such coverage is maintained. In the event that the Servicer is notified that such insurance coverage is not maintained, the Servicer has the right, but is not obligated, to declare the contract to be in default. The Servicer is not obligated, and does not intend, to purchase required insurance on any Financed Vehicle and charge the Obligor for the cost of such insurance if the Obligor fails to do so.

DELINQUENCY AND LOSS EXPERIENCE

      Set forth below is certain information concerning MBCC's portfolio of Motor Vehicle Contracts. There is no assurance that the behavior of the Receivables will be comparable to MBCC's experience shown in the following tables.

                DELINQUENCY EXPERIENCE OF THE PORTFOLIO(1)
                          (DOLLARS IN THOUSANDS)

                                      SIX MONTHS ENDED
                                          JUNE 30,        YEARS ENDED DECEMBER 31,
                                        1997   1996      1996   1995  1994   1993
                                        ----   ----      ----   ----  ----   ----

Gross Balance Outstanding
  at end of period.................... ______ ______    ______ ______ ______ ______
Gross Balance Past Due as a
  Percentage of Gross Balance
  31-60 Days..........................  ____% ____%      ____%  ____%  ____%  ____%
  61-90 Days..........................  ____  ____       ____   ____   ____   ____
  91 Days or More.....................  ____  ____       ____   ____   ____   ____
      TOTAL ..........................      %     %          %      %      %      %
                                       ====== ======    ====== ====== ====== ======


(1) The period of delinquency is based on the number of days payments are contractually past due. Percentages are calculated by dividing the gross remaining balance past due by the gross balances of the portfolio at the end of the period.



       NET CREDIT LOSS AND REPOSSESSION EXPERIENCE OF THE PORTFOLIO(1)
                            (DOLLARS IN THOUSANDS)

                                    SIX MONTHS
                                  ENDED JUNE 30,       YEARS ENDED DECEMBER 31,
                                   1997      1996      1996      1995      1994      1993

Principal Amount Outstanding.... $_______  $_______  $_______  $_______  $_______  $_______
Average Principal Amount
  Outstanding..................  $_______  $_______  $_______  $_______  $_______  $_______
Number of Contracts Outstanding.  ______    ______    ______    ______    ______    ______
Average Number of
  Contracts Outstanding.........  ______    ______    ______    _____     ______    ______
Net Losses(2)................... $______   $______   $______   $_____    $______   $______
Number of Repossessions as
  a Percent of the Average Number
  of Contracts Outstanding(3)...  ____%      ____%     ____%    ____%     ____%     ____%
Net Losses as a Percentage
  of Principal Outstanding......  ____%(4)   ____%(4)  ____%    ____%     ____%     ____%
Net Losses as a Percentage
  of Average Principal
  Outstanding...................  ____%(4)   ____%(4)  ____%    ____%     ____%     ____%


(1) The information in the table includes United States Motor Vehicle Contracts for new and used automobiles. All amounts and percentages except as indicated are based on the principal balances of the Motor Vehicle Contracts net of unearned finance and other charges. Averages are computed by taking a simple average of month end outstandings for each period presented.

(2) Net Losses are equal to the total aggregate principal balance of retail installment contracts determined to be uncollectible in the period less the net proceeds from disposition of the related Motor Vehicles and any recoveries received.

(3) Number of Repossessions means the number of repossessed Motor Vehicles in a given period.

(4) Annualized rate. The nine-month period ending [ENTER PERIOD], 1997 is not necessarily indicative of a full year's actual results.

      MBCC's retail loss experience is dependent upon receivables levels, the number of repossessions, the amount outstanding at the time of repossession, and the resale value of repossessed vehicles.

      As of the Cutoff Date, approximately __% of the number of contracts and approximately __% by principal balance of the contracts in MBCC's total portfolio of Motor Vehicle Contracts consisted of contracts attributable to the purchase of used automobiles.

                                THE RECEIVABLES

SELECTION CRITERIA

      The Receivables were purchased by MBCC from Dealers in the ordinary course of business in accordance with MBCC's underwriting standards. The Receivables were selected from the MBCC portfolio by several criteria, including the following: (i) each Receivable was secured by a new or used Mercedes-Benz automobile; (ii) each Receivable had an annual percentage rate of interest ("APR") of at least ___% and not more than ___%; (iii) each Receivable had a remaining maturity, as of the Cutoff Date, of not more than ___ months, and an original maturity of not more than ___ months;
(iv) each Receivable had a remaining balance (net of unearned precomputed finance charges, as of the Cutoff Date) of not more than $______ and not less than $_____; (v) no Receivable was more than 30 days delinquent as of the Cutoff Date; (vi) no Financed Vehicle had been repossessed as of the Cutoff Date; (vii) each Receivable was a Fully Amortizing Receivable;
(viii) no Obligor under a Receivable was, as of the Cutoff Date, to the knowledge of MBCC the subject of a proceeding under the Bankruptcy Code;
(ix) each Receivable was originated in the United States by a Dealer in connection with the retail sale of a Financed Vehicle in the ordinary course of such Dealer's business; and (x) the Obligor under each Receivable had a current billing address in the United States as of the Cutoff Date. The Receivables are believed by MBCC to be representative of all the Motor Vehicle Contracts in MBCC's portfolio that meet the above criteria.

CERTAIN CHARACTERISTICS

      The composition, geographical distribution and distribution by APR of the Receivables as of the Cutoff Date are set forth in the following tables:

                        COMPOSITION OF THE RECEIVABLES

Aggregate Principal Balance                                   $______________
Number of Receivables                                                  ______
Average Remaining Principal Balance                                $_________
Average Original Amount Financed                                   $_________
  (Range)                                             $________ to $_________
Weighted Average APR                                                    ____%
  (Range)                                                      ____% to ____%
Weighted Average Original Term to Maturity                       _____ months
  (Range)                                                      _ to __ months
Weighted Average Remaining Term to Maturity                      _____ months
  (Range)                                                      _ to __ months




                 GEOGRAPHIC DISTRIBUTION OF THE RECEIVABLES(1)

                            PERCENTAGE                            PERCENTAGE
                           OF AGGREGATE                          OF AGGREGATE
                             PRINCIPAL                            PRINCIPAL
STATE                         BALANCE    STATE                     BALANCE

Alabama...................            %  Montana...................         %
Alaska....................               Nebraska..................
Arizona...................               Nevada....................
Arkansas..................               New Hampshire.............
California................               New Jersey................
Colorado..................               New Mexico................
Connecticut...............               New York..................
Delaware..................               North Carolina............
District of Columbia......               North Dakota..............
Florida...................               Ohio  ....................
Georgia...................               Oklahoma..................
Hawaii....................               Oregon....................
Idaho ....................               Pennsylvania..............
Illinois..................               Rhode Island..............
Indiana...................               South Carolina............
Iowa  ....................               South Dakota..............
Kansas....................               Tennessee.................
Kentucky..................               Texas ....................
Louisiana.................               Utah  ....................
Maine ....................               Vermont...................
Maryland..................               Virginia..................
Massachusetts.............               Washington................
Michigan..................               West Virginia.............
Minnesota.................               Wisconsin.................
Mississippi...............               Wyoming...................
Missouri..................               All Other(2)..............

                                               Total(3)............         %
                                                                    =========


(1) Based on the addresses of the Obligors as reflected on the records of MBCC.
(2) No other state accounts for more than 1% of the initial outstanding Pool Balance.
(3)   Percentages may not add to 100.00% due to rounding.


                     DISTRIBUTION BY APR OF THE RECEIVABLES

                                                                 PERCENTAGE
                                                                     OF
                                              TOTAL AGGREGATE  TOTAL AGGREGATE
                                    NUMBER OF    PRINCIPAL        PRINCIPAL
APR RANGE (%)                      RECEIVABLES    BALANCE          BALANCE
-------------                      -----------    -------          -------
 1.00 to  2.0....................     _____    $ ___________        _____ %
 2.01 to 3.00....................     _____      ___________        _____
 3.01 to 4.00....................     _____      ___________        _____
 4.01 to 5.00....................     _____      ___________        _____
 5.01 to 6.00....................     _____      ___________        _____
 6.01 to 7.00....................     _____      ___________        _____
 7.01 to 8.00....................     _____      ___________        _____
 8.01 to 9.00....................     _____      ___________        _____
 9.01 to10.00....................     _____      ___________        _____
10.01 to11.00....................     _____      ___________        _____
11.01 to12.00....................     _____      ___________        _____
12.01 to13.00....................     _____      ___________        _____
13.01 to14.00....................     _____      ___________        _____
14.01 to15.00....................     _____      ___________        _____
15.01 to16.00....................     _____      ___________        _____
16.01 to17.00....................     _____      ___________        _____
17.01 to18.00....................     _____      ___________        _____
18.01 to19.00....................     _____      ___________        _____
19.01 to20.00....................     _____      ___________        _____
20.01 to21.00....................     _____      ___________        _____
      Total (1)..................     _____      $__________        _____%
                                      =====      ===========        =====

(1) Percentages may not add to 100.00% due to rounding.

      Approximately _____% of the total number of Receivables included in the Trust, and approximately _____% by principal balance of the Receivables included in the Trust, relate to new Mercedes-Benz automobiles. Approximately _____% of the total number of Receivables included in the Trust, and approximately _____% by principal balance of the Receivables included in the Trust, relate to used Mercedes-Benz automobiles.

PAYMENTS ON THE RECEIVABLES

      MBCC generally allocates payments received on all of the Receivables according to the "actuarial" method. The actuarial method provides for amortization of the loan over a series of fixed level monthly installments. Each monthly installment is deemed to consist of an amount of interest equal to a percentage of the stated APR of the loan multiplied by the scheduled principal balance. The remainder of the scheduled payment is applied to principal. Generally, no adjustment is made in the event of early or late payments, although in the latter case the obligor is subject to a late payment penalty.

      Notwithstanding that scheduled payments are allocated by MBCC on the actuarial method, in the event of a Prepaid Receivable, the amount owing by the Obligor will be determined by considering that previous payments on the Receivable were allocated according to the "simple interest" method. Unlike the actuarial method, the simple interest method treats each monthly payment as including an installment of interest which is calculated on the basis of the outstanding principal balance of the receivable multiplied by the stated APR and further multiplied by the period elapsed (as a fraction of a calendar year) since the preceding payment of interest was made. As payments are received, the simple interest method provides that the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, under the simple interest method, if an obligor pays a fixed monthly installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, under the simple interest method, if an obligor pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less.

      Many of the Receivables generally also provide that, in the event of a Prepaid Receivable, if the amount owing by the Obligor determined by the "Rule of 78's" would be more favorable to the Obligor, the amount owing may be determined in accordance with such Rule.

      Because of the method of determining the amount owing by the Obligor in the event of a Prepaid Receivable, the amount received or receivable from the Obligor upon such Receivable might not in certain cases be equal to the full Principal Balance of the Receivable as reflected on the books of the Trust together with a full month's interest on such Principal Balance at the APR of the Receivable. Such cases would generally be limited to circumstances in which the Obligor had been making payments of the monthly amount owed on the Receivable earlier than the date scheduled for such monthly payment.

      "Principal Balance" means, with respect to any Receivable as of any date, the Amount Financed minus the sum of: (i) that portion of all scheduled payments due on or prior to such date and, with respect to periods prior to the initial Collection Period, the amount indicated in such Receivable as required to be paid by the Obligor in each such period, whether or not paid, allocable to principal in accordance with the actuarial method, and (ii) any prepayment in full applied by the Servicer to reduce the unpaid principal balance of such Receivable. The Principal Balance of any Receivable for any Collection Period after the Collection Period in which it becomes a Defaulted Receivable will be zero. "Pool Balance" means, as of any date, the aggregate outstanding Principal Balance of the Receivables (excluding Defaulted Receivables) as of the close of business on such date. The "Amount Financed" in respect of a Receivable means the amount originally advanced under such Receivable toward the purchase price of the related Financed Vehicle and related costs.

      MBCC has agreed in the Shortfall Amount Agreement to pay to the Seller (and the Seller has assigned its rights to such payment to the Trust), to the extent there are insufficient funds in the Class A Reserve Fund, the amount (the "Shortfall Amount") for each Receivable representing the excess of (i) the sum of (x) the Principal Balance on the books of the Trust at the beginning of the Collection Period in which the Receivable becomes a Prepaid Receivable plus (y) one month's interest on such Principal Balance at the APR of such Receivable over (ii) the amount received from the related Obligor in connection with such prepayment.

      In the event that the amount received from an Obligor on a Prepaid Receivable exceeds the Principal Balance of such Receivable on the books of the Trust at the beginning of the Collection Period in which such Receivable becomes a Prepaid Receivable plus one month's interest on such Principal Balance at the APR of such Receivable, the excess (the "Excess Amount") will be payable to MBCC and will not be an asset of the Trust. To the extent that the funds on deposit in the Class A Reserve Fund on any Distribution Date are less than the Specified Class A Reserve Balance, the Servicer will be required to deposit investment earnings on the amounts on deposit in the Collection Account and the Payahead Account and MBCC will be required to deposit Excess Amounts in the Class A Reserve Fund in an aggregate amount not greater than the excess of the aggregate Shortfall Amount for the related Collection Period over the amount deposited therein by MBCC with respect to such Shortfall Amounts on such Distribution Date.

      The Receivables are prepayable by the Obligors at any time. Prepayments may also result from liquidations due to default, the receipt of proceeds from physical damage or other insurance, repurchases by the Seller as a result of certain uncured breaches of the warranties made by it in the Agreement with respect to the Receivables, purchases by the Servicer as a result of certain uncured breaches of the covenants made by it in the Agreement with respect to the Receivables, or the Servicer exercising its option to purchase all of the remaining Receivables. The rate of prepayments on the Receivables may be influenced by a variety of economic, social, and other factors, including the fact that if an Obligor sells or transfers a Financed Vehicle, the related Receivable must be repaid in full.

MATURITY AND PREPAYMENT ASSUMPTIONS

      Prepayments in full on Receivables will have the effect of reducing the weighted average life of the Certificates, while delinquencies by Obligors under the Receivables, as well as extensions on the Receivables, will have the effect of increasing the weighted average life of the Certificates except to the extent that the Servicer has made Advances with respect to such delinquent Receivables. The Receivables may be prepaid at any time and mandatory prepayments of a Receivable may result from, among other things, the sale, insured loss or other disposition of the Financed Vehicle or the Receivable becoming a Defaulted Receivable. MBCC does not generally maintain records of the historical prepayment experience of its Motor Vehicle Contract portfolio. No assurance can be given as to the rate of prepayments or as to whether there will be a substantial amount of prepayments, nor can any assurance be given as to the level or timing of prepayments, because prepayments are affected by numerous social, economic and other factors. Certificateholders will bear all reinvestment risk resulting from the rate of prepayment of the Receivables.

      It is generally recognized by the consumer automobile finance industry that the average actual maturity of a motor vehicle loan portfolio tends to be less than the average stated contractual maturity. In general, based on industry experience, in each month approximately ___% to ___% of the installment sale contracts in motor vehicle portfolios similar to the Receivables are prepaid in full. MBCC believes that its prepayment experience (including the Servicer's experience with respect to Daimler-Benz Auto Grantor Trust 1993-A and Daimler-Benz Auto Grantor Trust 1995-A) has been consistent with that generally found in the consumer automobile finance industry. However, no assurance can be given that prepayments on the Receivables will conform to historical experience and no prediction can be made as to the actual prepayment experience on the Receivables. The rate of prepayments on the Receivables may be influenced by a variety of economic, social and other factors, including the fact that an Obligor may not sell or transfer a Financed Vehicle without the consent of the Servicer unless the Obligor prepays in full. Any reinvestment risk resulting from the rate of prepayments of the Receivables and the distribution of such prepayments to Class A Certificateholders will be borne entirely by the Class A Certificateholders. In addition, early retirement of the Certificates may be effected by the exercise of the option of the Servicer, or any successor to the Servicer, to purchase all of the Receivables remaining in the Trust when the Pool Balance is 10% or less of the initial Pool Balance. See "The Certificates--Termination."

                              YIELD CONSIDERATIONS

      Interest on the Receivables will be passed through to Class A Certificateholders on each Distribution Date to the extent of the Pass-Through Rate, applied to the Class A Principal Balance on the first day of the preceding Collection Period (reduced by the amount of distributions of principal to be made on the Distribution Date occurring in such Collection Period). In the event of prepayments on Receivables, Class A Certificateholders will receive an amount equal to thirty (30) days' interest on such Class A Principal Balance to the extent that amounts, including amounts otherwise allocable to the Class B Certificates or the Seller, are available from the Available Interest (after reduction of the Servicing Fee), the Class A Reserve Fund and the Class B Percentage of the Available Principal and are sufficient for such purpose. If such amounts are insufficient, the amount of interest distributed to the Class A Certificateholders may be less than that described above. See "The Certificates--Distributions on Certificates."

      Although the Receivables have different APRs, disproportionate rates of prepayments between Receivables with APRs greater than or less than a rate equal to the sum of the Pass-Through Rate and the Servicing Rate will generally not affect the yield to Certificateholders. However, higher rates of prepayments of Receivables with higher APRs will decrease the amount available to cover delinquencies and defaults on the Receivables and may decrease the amount available to and from the Reserve Funds. See "The Certificates--Distributions on Certificates" and " --Subordination of the Class B Certificates and Retained Yield; Reserve Funds."

                       POOL FACTORS AND OTHER INFORMATION

      The "Class A Pool Factor" will be a seven-digit decimal which the Servicer will compute each month equal to the Class A Principal Balance as of the close of business on the Distribution Date in that month, divided by the original Class A Principal Balance. The Class A Pool Factor will be
l.0000000 as of the date of the initial issuance of the Certificates (the "Closing Date"), and thereafter will decline to reflect reductions in the Class A Principal Balance.

      A Class A Certificate Owner's portion of the Class A Principal Balance is the product of (i) the original principal balance of the beneficial interest in the Class A Certificates purchased by such Class A Certificate Owner and (ii) the Class A Pool Factor.

      Pursuant to the Agreement, the Class A Certificateholders will receive from the Trustee monthly reports concerning the payments received on the Receivables, the Pool Balance, the Class A Pool Factor and various other items of information. Class A Certificateholders of record during any calendar year will be furnished information by the Trustee for tax reporting purposes not later than the latest date permitted by law. See "The Certificates--Statements to Class A Certificateholders." Such monthly reports and annual tax information may be available to Certificate Owners in accordance with the regulations and procedures of DTC. See "Reports to the Class A Certificateholders."

                                 USE OF PROCEEDS

      The net proceeds to be received by the Seller from the sale of the Class A Certificates will be applied to the purchase of the Receivables from MBCC.

                                   THE SELLER

      Corporate Formation and Existence. The Seller, a wholly-owned subsidiary of MBCC, was incorporated in the State of Delaware on May 24, 1994. The Seller was organized for limited purposes, which include purchasing receivables from MBCC and transferring such receivables to third parties and any activities incidental to and necessary or convenient for the accomplishment of such purposes. The principal executive offices of the Seller are located at 1201 North Market Street, Suite 1406, Wilmington, Delaware 19801. The telephone number of such offices is (302) 426-1900.

      Bankruptcy Considerations. The Seller has taken steps in structuring the transactions contemplated hereby that are intended to prevent any voluntary or involuntary application for relief by MBCC under any Insolvency Law from resulting in consolidation of the assets and liabilities of the Seller with those of MBCC. These steps include the creation of the Seller as a separate, limited-purpose subsidiary pursuant to a certificate of incorporation containing certain limitations (including restrictions on the nature of the Seller's business and a restriction on the Seller's ability to commence a voluntary case or proceeding under any Insolvency Law without the prior unanimous affirmative vote of all of its directors). However, there can be no assurance that the activities of the Seller would not result in a court concluding that the assets and liabilities of the Seller should be consolidated with those of MBCC in a proceeding under any Insolvency Law.

      The Seller will receive the opinion of its special counsel, Morgan, Lewis & Bockius LLP ("Special Counsel"), to the effect that, subject to certain facts, assumptions and qualifications, it would not be a proper exercise by a court of its equitable discretion to disregard the separate corporate existence of the Seller and to require the consolidation of the assets and liabilities of the Seller with the assets and liabilities of MBCC in the event of the application of the federal bankruptcy laws to MBCC. Among other things, it will be assumed by Special Counsel that the Seller will follow certain procedures in the conduct of its affairs, including maintaining records and books of account separate from those of MBCC, refraining from commingling its assets with those of MBCC and refraining from holding itself out as having agreed to pay, or being liable for, the debts of MBCC. The Seller intends to follow and has represented to such counsel that it will follow these and other procedures related to maintaining its separate corporate identity. However, there can be no assurance that a court would not conclude that the assets and liabilities of the Seller should be consolidated with those of MBCC. If a court were to reach such a conclusion, or a filing were made under any Insolvency Law by or against the Seller, or if an attempt were made to litigate any of the foregoing issues, then delays in distributions on the Certificates could occur or reductions in the amounts of such distributions could result.

      "True Sale" Considerations. It is intended by MBCC and the Seller that the transfer of the Receivables by MBCC to the Seller under the Purchase Agreement constitute a "true sale" of the Receivables to the Seller. If the transfer constitutes such a "true sale," the Receivables and the proceeds thereof would not be part of MBCC's bankruptcy estate under
Section 541 of the Bankruptcy Code should MBCC become the subject of a bankruptcy case subsequent to the transfer of the Receivables to the Seller.

      The Seller will receive the opinion of its Special Counsel to the effect that, subject to certain facts, assumptions and qualifications, in the event MBCC were to become the subject of a voluntary or involuntary case under the Bankruptcy Code subsequent to the transfer of the Receivables to the Seller, the transfer of the Receivables by MBCC to the Seller pursuant to the Purchase Agreement would be characterized as a "true sale" of the Receivables from MBCC to the Seller and the Receivables and the proceeds thereof would not form part of MBCC's bankruptcy estate pursuant to Section 541 of the Bankruptcy Code.

      In Octagon Gas Systems, Inc. v. Rimmer, 995 F.2d 948 (10th Cir.
1993), cert. denied, 114 S. Ct. 554 (1993), the United States Court of Appeals for the 10th Circuit suggested that even where a transfer of accounts from a seller to a buyer constitutes a "true sale," the accounts would nevertheless constitute property of the seller's bankruptcy estate in a bankruptcy of the seller. If MBCC or the Seller were to become subject to a bankruptcy proceeding and a court were to follow the Octagon court's reasoning, Certificateholders might experience delays in payment or possibly losses on their investment in the Certificates. As part of the opinion of Special Counsel described above, such counsel will advise the Seller that the reasoning of the Octagon case appears to be inconsistent with precedent and the UCC.

                                  THE SERVICER

      MBCC was incorporated in the State of Delaware on April 14, 1981 and is a wholly owned subsidiary of DBNA. DBNA, based in New York City, was established as a holding company in 1982 to achieve synergies and financial benefits through the consolidation of certain Daimler-Benz activities in North America.

      MBCC and its subsidiaries comprise the captive finance company for the Daimler-Benz group in North America. The Company provides a variety of comprehensive financial services to dealers and customers of products manufactured or distributed by Daimler-Benz companies in North America. MBCC and certain of its subsidiaries primarily provide retail and wholesale financing, leasing, and other financial services to authorized Mercedes-Benz automobile and Freightliner commercial vehicle dealers and their customers. Additionally, a wholly owned subsidiary provides financing for both Daimler-Benz and other manufacturer's products. The headquarters of MBCC are located at 201 Merritt 7, Suite 700, Norwalk, Connecticut, 06856-5425. Its telephone number is (203) 847-4500.

      DBNA is a wholly-owned subsidiary of Daimler-Benz AG, which is headquartered in Stuttgart, Germany. Daimler-Benz AG and its consolidated subsidiaries (collectively "Daimler-Benz") is the largest industrial group in Germany and a leading provider of traffic and transportation products and services worldwide. Daimler-Benz business units include passenger cars and commercial vehicles (Mercedes-Benz), aircraft, space systems, defense and civil systems, propulsion systems (Daimler-Benz Aerospace), IT services and mobile communications services, trading, insurance brokerage, and financial services to primarily support the sale of Daimler-Benz products (Daimler-Benz InterServices - debis), as well as rail systems (Adtranz) and microelectronics (Temic). For the year ended December 31, 1996, Daimler-Benz AG reported consolidated revenues of U.S. $69 billion and net income of U.S. $844 million, according to United States generally accepted accounting principles.

                              THE CERTIFICATES

      The Class A Certificates will be issued pursuant to the Agreement. Copies of the Agreement may be obtained by the Class A Certificateholders upon written request to the Trustee and may be available to Certificate Owners in accordance with the regulations and procedures of DTC. The following summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Agreement.

GENERAL

      The Class A Certificates will be offered for purchase in denominations of $1,000 and integral multiples thereof and will be represented initially by physical certificates registered in the name of Cede & Co. as nominee of DTC. No Class A Certificate Owner will be entitled to receive a definitive certificate representing such person's interest in the Trust except in the event that Definitive Certificates are issued under the limited circumstances described herein. Unless and until Definitive Certificates are issued, all references to actions by Class A Certificateholders will refer to actions taken by DTC upon instructions from its Direct Participants and all references to distributions, notices, reports, and statements to Class A Certificateholders will refer to distributions, notices, reports, and statements to DTC which distributions, notices, reports and statements may be available to Certificate Owners in accordance with the regulations and procedures of DTC. See "Reports to the Class A Certificateholders," "--Book Entry Registration" and "--Definitive Certificates."

      In general, it is intended that Class A Certificateholders receive, on each Distribution Date, the Class A Percentage of the aggregate scheduled payments of principal (including Advances) and the aggregate prepayments in full of principal on the Receivables made during or with respect to the preceding calendar month (the "Collection Period"), plus an amount equal to 30 days' interest at the Pass-Through Rate on the Class A Principal Balance. See "--Distributions on Certificates." Principal and interest to be distributed to Class A Certificateholders may be provided by payments made by or on behalf of Obligors (to the extent available for payment to the Class A Certificateholders), the payment of Purchase Amounts by the Seller or the Servicer, Advances made by the Servicer, draws from the Class A Reserve Fund, payments under the Shortfall Amount Agreement, proceeds from physical damage insurance, net liquidation proceeds upon the repossession and sale of Financed Vehicles or net recoveries of deficiencies from Obligors after the repossession and sale of Financed Vehicles. See "--Sale and Assignment of the Receivables" and "--Servicing Procedures." In the event that, on any Distribution Date, funds available from the foregoing sources are insufficient to provide for such distributions, any shortfall will be payable on the subsequent
Distribution Date, to the extent funds are available therefor.

      The Certificates will evidence interests in the Trust created pursuant to the Agreement. The Class A Certificates will evidence in the aggregate an undivided ownership interest (the "Class A Percentage") of ___% of the initial Principal Balance of, and a portion of the interest accruing under, the Receivables held by the Trust and the Class B Certificates will evidence in the aggregate an undivided ownership interest (the "Class B Percentage") of approximately ___% of the initial Principal Balance of, and a portion of the interest accruing under, the Receivables held by the Trust. The Class B Certificates, which are not being offered hereby, will be retained initially by the Seller, but the Seller may, at its discretion, subsequently sell all or part of the Class B Certificates.


BOOK ENTRY REGISTRATION

      DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York UCC, and a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ("Direct Participants") and to facilitate the clearance and settlement of securities transactions between Direct Participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. Direct Participants include securities brokers and dealers, banks, trust companies, and clearing corporations, and may include certain other organizations. Indirect access to the DTC system is also available to others such as banks, brokers, dealers, and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants").

      Class A Certificate Owners that are not Direct Participants or Indirect Participants but desire to purchase, sell, or otherwise transfer ownership of, or other interests in, Class A Certificates may do so only through Direct Participants or Indirect Participants. In addition, Class A Certificate Owners will receive all distributions from the Trustee through Direct Participants or Indirect Participants. DTC will forward such payments to its Direct Participants which thereafter will forward them to Indirect Participants or Class A Certificate Owners. It is anticipated that the only "Class A Certificateholder" will be Cede & Co. as nominee of DTC. Class A Certificate Owners will not be recognized by the Trustee as Class A Certificateholders, as such term is used in the Agreement, and Class A Certificate Owners will be permitted to exercise the rights of Class A Certificateholders only indirectly through DTC and its Direct Participants and Indirect Participants.

      Under the rules, regulations, and procedures creating and affecting DTC and its operations (the "Rules"), DTC will be required to make book-entry transfers of Class A Certificates among Direct Participants and to receive and transmit payments with respect to the Class A Certificates. Direct Participants and Indirect Participants with which Class A Certificate Owners have accounts with respect to the Class A Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Class A Certificate Owners.

      Because DTC can only act on behalf of Direct Participants, who in turn act on behalf of Indirect Participants, and on behalf of certain banks, trust companies, and other persons approved by it, the ability of a Class A Certificate Owner to pledge Class A Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Class A Certificates, may be limited due to the absence of physical certificates for such Certificates.

      DTC has advised the Seller that it will take any action permitted to be taken by a Class A Certificateholder under the Agreement only at the direction of one or more Direct Participants to whose accounts with DTC the Class A Certificates are credited. Additionally, DTC has advised the Seller that to the extent that the Agreement requires that any action may be taken only by holders of Class A Certificates representing specified percentages of the aggregate outstanding principal balance thereof, DTC will take such action only at the direction of and on behalf of Direct Participants whose holdings include undivided interests that satisfy such specified percentages. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Direct Participants whose holdings include such undivided interests.

      None of the Seller, the Servicer or the Trustee will have any liability for any aspect of the records relating to or payment made on account of beneficial ownership interests of the Class A Certificates held by Cede & Co., as nominee of DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

DEFINITIVE CERTIFICATES

      The Class A Certificates will be issued in fully registered, certificated form ("Definitive Certificates") to Class A Certificate Owners or their nominees, rather than to DTC or its nominee, only if (i) the Seller advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the Class A Certificates and the Trustee or the Seller is unable to locate a qualified successor, (ii) the Seller, at its option, elects to terminate the book-entry system through DTC, or (iii) after the occurrence of an Event of Servicing Termination, with respect to the Class A Certificates, Class A Certificate Owners representing in the aggregate not less than a majority of the aggregate outstanding Class A Principal Balance advise the Trustee and DTC through Direct Participants in writing, and DTC will so notify the Trustee, that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the Class A Certificate Owners' best interests.

      Upon the occurrence of any event described in the immediately preceding paragraph, the Trustee is required to notify all Direct Participants through DTC of the availability of Definitive Certificates. Upon surrender by DTC of the physical certificates representing the Class A Certificates and receipt by the Trustee of instructions from DTC for re-registration, the Trustee will reissue the Class A Certificates as Definitive Certificates, and thereafter the Trustee will recognize the registered holders of such Definitive Certificates as Class A Certificateholders under the Agreement ("Holders").

      Distributions of principal of, and interest on, the Definitive Certificates will be made by the Trustee directly to Holders in accordance with the procedures set forth herein and in the Agreement. Distributions of principal and interest on each Distribution Date will be made to Holders in whose names the Definitive Certificates were registered at the close of business on the preceding Record Date. Such distributions will be made by check mailed to the address of such Holder as it appears on the register maintained by the Trustee. The final payment on any Definitive Certificate, however, will be made only upon presentation and surrender of such Definitive Certificate at the office or agency specified in the notice of final distribution mailed to Holders.

      Definitive Certificates will be transferable and exchangeable at the offices of the Trustee. No service charge will be imposed for any registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

SALE AND ASSIGNMENT OF THE RECEIVABLES

      At or prior to the time of issuance of the Class A Certificates, pursuant to the Purchase Agreement MBCC will sell and assign to the Seller, without recourse, its entire interest in the Receivables (other than payments with respect to Excess Amounts), including its security interests in the Financed Vehicles. At the time of issuance of the Class A Certificates the Seller will sell and assign to the Trustee, without recourse, the Seller's entire interest in the Receivables, including its security interests in the Financed Vehicles. Each Receivable conveyed by the Seller to the Trust will be identified in a schedule incorporated by reference into the Agreement. The Trustee will, concurrently with such sale and assignment, execute, authenticate and deliver the Certificates to the Seller in exchange for the Receivables. The Seller will sell the Class A Certificates to the Underwriters. See "Underwriting."

      In the Purchase Agreement, MBCC will represent and warrant to the Seller, and in the Agreement, the Seller will represent and warrant to the Trustee, among other things, that (i) the information provided with respect to the Receivables is correct in all material respects; (ii) the Obligor on each Receivable is required to obtain physical damage insurance in accordance with MBCC's normal requirements; (iii) at the date of issuance of the Certificates, the Receivables are free and clear of all security interests, liens, charges, and encumbrances and no setoffs, defenses, or counterclaims against it have been asserted or, to the best of MBCC's or the Seller's knowledge, as relevant, threatened (other than the interest of the Trustee); (iv) to the best of MBCC's or the Seller's knowledge, as relevant, at the date of issuance of the Certificates, each of the Receivables is or will be secured by a first perfected security interest in the Financed Vehicle in favor of MBCC; and (v) each Receivable, at the time it was originated, complied, and at the date of issuance of the Certificates complies, in all material respects, with applicable federal and state laws, including consumer credit, truth in lending, equal credit opportunity, and disclosure laws.

      The only recourse the Trustee and the Certificateholders will have against the Seller for breach or failure to be true of any of the foregoing representations and warranties with respect to a Receivable will be to require the Seller to repurchase the Receivable. See "--Mandatory
Repurchase of Receivables."

      To assure uniform quality in servicing the Receivables and to reduce administrative costs, the Trustee will appoint the Servicer as initial custodian of the Receivables. The Servicer, in its capacity as custodian, will hold the Receivables and all electronic entries, documents, instruments and writings relating thereto (each, a "Receivable File"), either directly or through subservicers, on behalf of the Trustee for the benefit of Certificateholders. The Receivables will not be stamped or otherwise marked to reflect the sale and assignment of the Receivables to the Trust and will not be segregated from other receivables held by the Servicer or the subservicers. However, UCC financing statements reflecting the sale and assignment of the Receivables by MBCC to the Seller and by the Seller to the Trustee will be filed, and the Servicer's accounting records and computer systems will be marked to reflect such sale and assignment. See "Formation of the Trust" and "Certain Legal Aspects of the Receivables."

MANDATORY REPURCHASE OF RECEIVABLES

      In the event of a breach or failure to be true of any representation or warranty with respect to the Receivables described in "--Sale and Assignment of the Receivables," which breach or failure materially and adversely affects the interests of the Trust and the Certificateholders in a Receivable, the Seller, unless such breach or failure has been cured by the last day of the Collection Period which includes the 60th day after the date on which the Seller becomes aware of, or receives written notice from the Trustee or the Servicer of, such breach or failure, will be required to repurchase the Receivable from the Trustee, and MBCC will be required to repurchase such Receivable from the Seller, in each case as of the first day of the subsequent Collection Period, for the Purchase Amount. The Purchase Amount is payable on the Distribution Date in such subsequent Collection Period. The obligation of the Seller to repurchase a Receivable is not conditioned on performance by MBCC of its obligation to repurchase a Receivable. The repurchase obligation will constitute the sole remedy available to the Certificateholders or the Trustee against the Seller for any such uncured breach or failure. No Class A Certificateholder will have any right under the Agreement to institute any proceeding with respect to the Agreement, unless such holder has given the Trustee written notice of default and unless the holders of Certificates evidencing not less than a majority of the sum of the Class A Principal Balance and Class B Principal Balance (excluding any Certificates held by the Seller or any Affiliate (as defined in the Agreement) of the Seller) have made a written request to the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for 30 days has neglected or refused to institute any such proceeding.

      The "Purchase Amount" of any Receivable means, with respect to any Distribution Date and a Purchased Receivable on such Distribution Date, an amount equal to the sum of (a) the outstanding principal balance of such Receivable as of the first day of the Collection Period preceding the Collection Period in which such Distribution Date occurs, and (b) the amount of accrued interest on such principal balance at the related APR from the date a payment was last made by or on behalf of the Obligor through the due date for payment of such Receivable in the Collection Period preceding the Collection Period in which such Distribution Date occurs, and after giving effect to the receipt of monies collected on such Receivable in such preceding Collection Period and any Payahead Balance with respect to such Receivable.

ACCOUNTS

      The Trustee will establish two accounts in the name of the Trustee on behalf of the Trust and the Certificateholders, the first into which certain payments made on or with respect to the Receivables will be deposited (the "Collection Account") and the second from which all distributions with respect to the Receivables and the Certificates will be made (the "Certificate Account"). The Seller will establish the Class A Reserve Fund as an account with the Class A Agent, on behalf of the Trust and the Class A Certificateholders and will establish the Class B Reserve Fund as an account with the Class B Agent on behalf of the Trust and the Class B Certificateholders. The Collection Account, the Certificate Account, the Reserve Funds and the Payahead Account (as described below) are collectively referred to as the "Accounts." The Reserve Funds and the Payahead Account will not be assets of the Trust.

      Each Account will be maintained at all times in an Eligible Deposit Account. "Eligible Deposit Account" means either (a) a segregated account with an Eligible Bank or (b) a segregated trust account with the trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having trust powers and acting as trustee for funds deposited in such account, so long as the long-term unsecured debt of such depository institution will have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade (which, for Moody's, is Baa3 or higher, and for S&P, is BBB- or higher).

      "Eligible Bank" means any depository institution with trust powers (which may be the Trustee), organized under the laws of the United States of America or any one of the states thereof or the District of Columbia , which has a net worth in excess of $50,000,000, the deposits of which are insured to the full extent permitted by law by the Federal Deposit Insurance Corporation (the "FDIC"), which is subject to supervision and examination by federal or state banking authorities and which has (i) a rating of P-1 from Moody's and A-1+ from S&P with respect to short-term deposit obligations, or (ii) if such institution has issued long-term unsecured debt obligations, a rating of A2 or higher from Moody's and AAA from S&P with respect to long-term unsecured debt obligations.

      Funds in the Accounts will be invested as provided in the Agreement in Eligible Investments. "Eligible Investments" are generally limited to investments acceptable to the Rating Agencies as being consistent with the rating of the Class A Certificates. Eligible Investments are limited to obligations or securities that mature not later than the next Distribution Date. However, to the extent permitted by each Rating Agency, funds on deposit in the Reserve Funds may be invested in securities that will not mature prior to the next Distribution Date with respect to the Certificates and will not be sold to meet any shortfalls. Investment earnings on amounts on deposit in the Collection Account will be deposited in the Class A Reserve Fund in an amount not to exceed the Shortfall Amount with respect to such Distribution Date to the extent that the funds on deposit therein are less than the Specified Class A Reserve Balance. Any earnings (net of losses and investment expenses) on amounts on deposit in the other Accounts, except as otherwise specified herein, will be paid to the Seller, the Class B Certificateholders, MBCC or the Servicer, as specified in the Agreement, and will not be available to Class A Certificateholders.

      The Trustee will also establish an account (the "Payahead Account"), on behalf of the Obligors, in which payments by or on behalf of an Obligor on a Receivable received during each Collection Period and not due in such Collection Period (other than prepayments in full) or not overdue from a prior Collection Period ("Payaheads") and not permitted to be held by the Servicer will be deposited until such time as the payment falls due, whereupon the payment will be transferred to the Certificate Account on the Distribution Date in the Collection Period following the scheduled payment due date. Such amounts will be permitted to be held by the Servicer if either (i) each Monthly Remittance Condition is satisfied or (ii) a Monthly Remittance Condition is not satisfied but such failure will not affect the rating of the Class A Certificates by the Rating Agencies. Until such time as payments are transferred from the Payahead Account to the Certificate Account, they will not constitute collected interest or collected principal, and will not be available for distribution to the Certificateholders. Investment earnings on amounts on deposit in the Payahead Account with respect to any Collection Period will be deposited in the Class A Reserve Fund in an amount not to exceed the Shortfall Amount with respect to such Distribution Date to the extent that the funds on deposit therein are less than the Specified Class A Reserve Balance on the related Distribution Date.

COLLECTIONS ON THE RECEIVABLES

      The Servicer will deposit all payments on Receivables, including Liquidation Proceeds and Recoveries, but excluding (i) Payaheads (which will be deposited in the Payahead Account or held by the Servicer), (ii) Excess Amounts (which will be paid to MBCC), and (iii) certain amounts payable to the Servicer under the Agreement, including late fees and charges on the Receivables (which are not required to be deposited in the Collection Account), into the Collection Account not later than two business days after receipt thereof unless:

      (x) (i) MBCC is the Servicer, (ii) the obligation of the Servicer to make required remittances under the Agreement on each Distribution Date is unconditionally guaranteed by DBNA pursuant to a guaranty agreement in favor of the Trustee (the "Servicing Guaranty Agreement") and DBNA will have a rating of at least P-1 from Moody's and at least A-1 from S&P with respect to its short-term obligations and (iii) no Event of Servicing Termination shall have occurred (each, a "Monthly Remittance Condition"), or

      (y) the failure to satisfy a Monthly Remittance Condition will not affect the rating of the Class A Certificates as confirmed in writing by the Rating Agencies, in which case such amounts will be paid into the Collection Account on the Distribution Date.

      The Seller or the Servicer will also deposit into the Collection Account on the Distribution Date the Purchase Amount of each Receivable to be repurchased or purchased by it pursuant to an obligation that arose during the preceding Collection Period. The Servicer will be entitled to withhold, or to be reimbursed from amounts otherwise payable into, or on deposit in, the Collection Account with respect to a Collection Period, the amounts previously deposited in the Collection Account but later determined to have resulted from mistaken deposits or postings or checks returned unpaid for insufficient funds or other reasons.

      In those cases where a subservicer is servicing a Receivable pursuant to a subservicing agreement, as described below, the Servicer will cause the subservicer to remit to the relevant Account the amounts collected by such subservicer on or with respect to the Receivables being serviced by it, within the period after receipt, and subject to the limitations, described above.

      As an administrative convenience, so long as no Event of Servicing Termination has occurred, the Servicer will be permitted to make deposits of amounts for a Collection Period net of distributions to be made to it with respect to such Collection Period. The Servicer will account to the Trustee and to the Certificateholders, however, as if all such deposits and distributions were made individually.

SERVICING PROCEDURES

      The Servicer will make reasonable efforts to collect all payments due with respect to the Receivables in a manner consistent with the Agreement and will exercise the degree of skill and care that the Servicer exercises with respect to similar motor vehicle receivables owned and/or serviced by the Servicer.

      Although it has no current plans to do so, the Servicer may enter into subservicing agreements with Eligible Servicers for the subservicing of Receivables. Any such subservicing agreements will contain provisions identical to those contained in the Agreement and may contain such other provisions as are not inconsistent with the terms of the Agreement. The Servicer may terminate a subservicing agreement and either service the related Receivables directly or enter into a new subservicing agreement for such Receivables with another subservicer, provided that any such subservicer is an Eligible Servicer. Notwithstanding any subservicing agreement, the Servicer will remain obligated and liable to the Trustee and the Certificateholders for servicing and administering the Receivables in accordance with the Agreement as if the Servicer alone were servicing the Receivables. References herein to actions required or permitted to be taken, or restrictions on actions to be taken, by the Servicer include such actions by a subservicer. References herein to amounts received by the Servicer include amounts received by a subservicer.

      "Eligible Servicer" means (a) any subsidiary of DBNA or (b) any person which, at the time of its appointment as Servicer or as a subservicer, (i) has a net worth of not less than $50,000,000, (ii) is servicing a portfolio of motor vehicle installment contracts and/or motor vehicle loans, (iii) is legally qualified, and has the capacity, to service the Receivables, (iv) has demonstrated the ability to service a portfolio of motor vehicle installment contracts and/or motor vehicle loans similar to the Receivables professionally and competently in accordance with standards of skill and care that are consistent with prudent industry standards, and (v) is qualified and entitled to use pursuant to a license or other written agreement, and agrees to maintain the confidentiality of, the software which the Servicer or any subservicer uses in connection with performing its duties and responsibilities under the Agreement or the related subservicing agreement or obtains rights to use, or develops at its own expense, software which is adequate to perform its duties and responsibilities under the Agreement or the related subservicing agreement.

      The Servicer will covenant in the Agreement that: (A) the Financed Vehicle securing each Receivable will not be released from the security interest granted by the Receivable in whole or in part, except as contemplated by the Agreement; (B) the Servicer will not (nor will it permit any subservicer to) impair in any material respect, the rights of the Certificateholders in the Receivables, certain rights under the Dealer Agreements related to breach of representations and warranties of Dealers with respect to the Receivables, or any physical damage or other insurance policy; and (C) the Servicer will not increase or decrease the number or amount of payments or the amount financed under a Receivable, or extend, rewrite or otherwise modify the payment terms of a Receivable; provided, however, that the Servicer may extend any Receivable for credit-related reasons that would be acceptable to the Servicer with respect to Motor Vehicle Contracts serviced by it for its own account in accordance with its customary standards if the cumulative extensions with respect to any Receivable will not cause the term of such Receivable to extend beyond the last day of the Collection Period immediately preceding the Final Scheduled Distribution Date (the "Final Scheduled Maturity Date"); provided, further, that such extensions will not be made if the extension would modify the terms of such Receivable in such a manner so as to constitute a cancellation of such Receivable and the creation of a new Receivable for federal income tax purposes.

      In the event of a breach by the Servicer of any covenant described above that materially and adversely affects the interest of the Trust and the Certificateholders in a Receivable, unless such breach has been cured by the last day of the Collection Period which includes the 60th day after the date on which the Servicer becomes aware of, or receives written notice of, such breach, the Servicer will be required to purchase as of the first day of the subsequent Collection Period the Receivable from the Trustee for the Purchase Amount which will be paid on the Distribution Date in such subsequent Collection Period or earlier under certain circumstances; provided, however, that the Servicer will be required to purchase any Receivable from the Trustee which has been extended beyond the Final Scheduled Maturity Date. The purchase obligation will constitute the sole remedy available to the Certificateholders or the Trust against the Servicer for any such uncured breach, except with respect to certain indemnities of the Servicer under the Agreement related thereto.

      The Agreement will also require the Servicer to charge-off a Receivable as a Defaulted Receivable in accordance with its customary standards and to follow such of its normal collection practices and procedures as it deems necessary or advisable, and that are consistent with the standard of care required by the Agreement, to realize upon any Receivable. The Servicer may sell each Financed Vehicle securing such Receivable at judicial sale or take any other action permitted by applicable law. See "Certain Legal Aspects of the Receivables." The net proceeds of such realization will be deposited in the Collection Account at the time and in the manner described above.

      The Agreement will provide that the Servicer will defend and indemnify the Trust and the Certificateholders against any and all costs, expenses, losses, damages, claims, and liabilities, including reasonable fees and expenses of counsel and expenses of litigation, arising out of or resulting from the use, ownership, or operation by the Servicer or any affiliate thereof of any Financed Vehicle or in respect of any action taken by the Servicer with respect to any Receivable or Financed Vehicle; provided that the Servicer will have no obligation to indemnify the Trust and the Certificateholders against any credit losses on any Receivable serviced by the Servicer in accordance with the requirements of the Agreement. The Servicer's obligations to indemnify the Trust and the Certificateholders for the Servicer's actions or omissions will survive the removal of the Servicer, but will not apply to any action or omission of a successor Servicer.

ADVANCES

      To the extent the collection of interest and principal on a Receivable with respect to a Collection Period is less than the respective scheduled payment, an Advance will be made by the Servicer. The amount of an Advance will be equal to that portion of the scheduled payment of a Receivable that was not timely made by the Obligor. On or before the applicable Distribution Date, the Servicer will cause the Advance to be deposited in the Collection Account. The Servicer will recoup the Advance from subsequent payments by or on behalf of the respective Obligor or from insurance or Liquidation Proceeds with respect to the Receivable, or, upon the determination that reimbursement from the preceding sources is unlikely, will recoup the Advance from any collections made on other Receivables.

      The Servicer will not be required to make any Advance with respect to a Receivable to the extent that it does not expect to recoup the Advance from subsequent payments on such Receivable. In determining whether to make an Advance in connection with a delinquent Receivable, the Servicer will consider certain factors with respect to the delinquent Receivable. Among such factors will be the payment history for such Receivable, the financial condition of the Obligor, and the Obligor's reason for the delinquency. The Servicer's decision not to make an Advance in connection with a delinquent Receivable would generally coincide with the charge-off of such Receivable.

SERVICING COMPENSATION

      The Servicer will be entitled to receive the Servicing Fee for each Collection Period, in an amount equal to one-twelfth of the product of the Servicing Rate and the Pool Balance as of the first day of such Collection Period. If it is acceptable to each Rating Agency without a reduction in the rating of the Class A Certificates, the Servicing Fee in respect of a Collection Period (together with any portion of the Servicing Fee that remains unpaid from prior Collection Periods) at the option of the Servicer may be paid at or as soon as possible after the beginning of such Collection Period out of the first collections of interest received on the Receivables for such Collection Period. The Servicing Rate will equal 1.00% per annum. The Servicer will also be entitled to receive as additional servicing compensation, to the extent not required to be deposited in the Class A Reserve Fund, earnings on amounts on deposit in the Collection Account and, the Payahead Account, and all late payment and prepayment fees actually collected and other administrative fees and expenses paid with respect to the Receivables. The Servicing Fee will be paid out of collections from the Receivables, prior to distributions to the Certificateholders.

      The Servicing Fee and the additional servicing compensation will compensate the Servicer for performing the functions of a third-party servicer of Motor Vehicle Contracts and for administering the Receivables on behalf of the Certificateholders, including collecting payments, accounting for collections, furnishing monthly and annual statements to the Trustee with respect to distributions, responding to inquiries of Obligors, investigating delinquencies, and providing collection and repossession services in cases of Obligor default. In addition, the Servicing Fee and the additional servicing compensation will provide further compensation for certain taxes, accounting fees, outside auditor fees, data processing costs, and other costs incurred by the Servicer under the Agreement in connection with administering and servicing the Receivables.

SHORTFALL AMOUNT AGREEMENT

      Payments of Shortfall Amounts will be made from funds on deposit in the Class A Reserve Fund or, as described below, from amounts to be paid by MBCC pursuant to the Shortfall Amount Agreement. Amounts withdrawn from the Class A Reserve Fund or paid by MBCC with respect to Shortfall Amounts will be applied as Available Principal or Available Interest, as applicable.

      Simultaneously with the sale and assignment of the Receivables by MBCC to the Seller, MBCC and the Seller will enter into the Shortfall Amount Agreement. The Shortfall Amount Agreement will provide for the payment by MBCC into the Certificate Account on each Distribution Date of the excess of the Shortfall Amounts, if any, with respect to such Distribution Date over the amount available for the payment of such amounts in the Class A Reserve Fund. The Seller will assign the Shortfall Amount Agreement to the Trust.

DISTRIBUTIONS ON CERTIFICATES

      Determination of Distributable Amounts. On or before the earlier of
(a) the sixteenth calendar day of each month and (b) the third business day preceding the Distribution Date in each month (the "Determination Date"), the Servicer will inform the Trustee of the amount of aggregate collections on the Receivables; the aggregate Advances to be made by the Servicer; the aggregate Purchase Amount of Receivables to be repurchased by the Seller or to be purchased by the Servicer; the aggregate Shortfall Amounts; all with respect to the preceding Collection Period.

      The Servicer will determine on each Determination Date the Total Available Amount, the Available Interest, the Available Principal, the Shortfall Amount, the Class A Distributable Amount, the Class B Distributable Amount and the Retained Yield and, based on the Total Available Amount and the other distributions to be made on such Distribution Date, as described below, the Servicer will determine the amount to be distributed to Certificateholders of each class and to the Seller as Retained Yield.

      On or before each Distribution Date the Trustee, acting in accordance with the instructions of the Servicer, will transfer the Total Available Amount from the Collection Account to the Certificate Account. On or before each Distribution Date, the Servicer will cause such amounts to be transferred from the Payahead Balance to the Certificate Account as constitute scheduled payments due during the related Collection Period or as may be applied to full prepayments on the Receivables. On or before each Distribution Date, the Servicer will cause Advances relating to such Distribution Date to be deposited in the Collection Account.

      The "Total Available Amount" for a Distribution Date (being the funds available for distribution to Certificateholders of each class with respect to such Distribution Date in accordance with the priorities described below) will be the sum of the Available Interest and Available Principal.

      The "Available Interest" for a Distribution Date will be the sum of the following amounts with respect to the preceding Collection Period: (i) that portion of all collections on the Receivables (including amounts withdrawn from the Payahead Balances but excluding amounts added to the Payahead Balances) allocable to interest due on such Receivables during such Collection Period; (ii) all proceeds of the liquidation of Defaulted Receivables which become Defaulted Receivables during such Collection Period, net of expenses incurred by the Servicer in connection with such liquidation and any amounts required by law to be remitted to the Obligor on each such Defaulted Receivable ("Liquidation Proceeds") to the extent allocable to interest due thereon in accordance with the Servicer's customary servicing procedures and all proceeds of Defaulted Receivables which became Defaulted Receivables during prior Collection Periods, net of expenses incurred by the Servicer in connection with such liquidation and any amounts required by law to be remitted to the Obligor on such Defaulted Receivable ("Recoveries"); (iii) all Advances made by the Servicer of interest due on Receivables; (iv) the Purchase Amount of each Receivable that was repurchased by the Seller or purchased by the Servicer under an obligation which arose during such Collection Period (each such Receivable a "Purchased Receivable"), to the extent allocable to accrued interest thereon; and (v) the portion of Shortfall Amounts, if any, allocable to interest received by the Trustee. A "Defaulted Receivable" is a Receivable which by its terms is in default and as to which the Servicer has determined, in accordance with its customary standards, policies and procedures, that payment in full is unlikely or the Servicer has repossessed and disposed of the Financed Vehicle.

      The "Available Principal" for a Distribution Date will be the sum of the following amounts with respect to the preceding Collection Period: (i) that portion of all collections on the Receivables (including amounts withdrawn from the Payahead Balances but excluding amounts added to the Payahead Balances) allocable to principal; (ii) all Liquidation Proceeds allocable to principal in accordance with the Servicer's customary servicing procedures; (iii) all Advances made by the Servicer of principal due on the Receivables; (iv) to the extent allocable to principal, the Purchase Amount received with respect to each Purchased Receivable; and (v) the portion of the Shortfall Amounts, if any, allocable to principal received by the Trustee.

      The Available Interest and the Available Principal on any
Distribution Date will exclude the following:

            (i) amounts received on Receivables (including Purchase Amounts) to the extent that unreimbursed Advances have previously been made by the Servicer;

            (ii) Liquidation Proceeds and Recoveries with respect to a particular Receivable to the extent of any unreimbursed Advances; and

            (iii) the amount received upon the prepayment in full of a Receivable to the extent that such amount is an Excess Amount.

      The "Payahead Balance" on a Receivable means the sum, on the last day of a Collection Period, of all Payaheads made by or on behalf of the Obligor with respect to such Receivable (including any amount paid by or on behalf of the Obligor prior to the Cutoff Date that is due on or after the Cutoff Date and was not used to reduce the principal balance of such Receivable), as reduced by applications of previous Payaheads with respect to such Receivable.

      Calculation of Distributable Amounts. The "Class A Distributable Amount" with respect to a Distribution Date will be an amount equal to the sum of:

            (i) the "Class A Principal," consisting of the Class A Percentage of:

                  (a) the principal portion of all scheduled payments due on Receivables during the preceding Collection Period;

                  (b) the Principal Balance of each Receivable that became a
            Prepaid Receivable during the preceding Collection Period (except to the extent included in (a) above or (d) below);

                  (c) the Principal Balance of each Receivable that was
            purchased by the Servicer or repurchased by the Seller, in each case, under an obligation that arose during the preceding Collection Period (except to the extent included in (a) above); and

                  (d) the Principal Balance of each Receivable which became a
            Defaulted Receivable during the preceding Collection Period (except to the extent included in (a) or (b) above);

            (ii) the "Class A Interest," consisting of an amount equal to 30 days' interest at the Pass-Through Rate, on the Class A Principal Balance on the first day of the related Collection Period (less principal distributions to be made on the Distribution Date in such Collection Period);

            (iii) the Class A Interest Carryover Shortfall as of the close of business on the preceding Distribution Date; plus

            (iv) the Class A Principal Carryover Shortfall as of the close of business on the preceding Distribution Date.

      In addition to the items specified in clauses (i)(a) through (d) above, on the Final Scheduled Distribution Date, Class A Principal will include the lesser of (x) the Class A Percentage of any payments of principal due and remaining unpaid on each Receivable in the Trust as of the last day of the preceding Collection Period (except to the extent covered by Advances), and (y) the portion of such amount necessary (after giving effect to the other amounts described above to be distributed to the Class A Certificateholders on such Distribution Date and allocable to principal) to reduce the Class A Principal Balance to zero.

      "Class A Interest Carryover Shortfall" means, as of the close of business on any Distribution Date, the excess, if any, of the Class A Interest for such Distribution Date plus any outstanding Class A Interest Carryover Shortfall from the preceding Distribution Date over the amount of interest that the Class A Certificateholders actually received on such current Distribution Date (plus thirty (30) days' interest on the amount of such excess, to the extent permitted by law, at the Pass-Through Rate).

      "Class A Principal Carryover Shortfall" means, as of the close of business on any Distribution Date, the excess of Class A Principal plus any outstanding Class A Principal Carryover Shortfall from the preceding Distribution Date over the amount of principal that the Class A
Certificateholders actually received on such current Distribution Date.

      The "Class A Principal Balance" will equal, initially, the Original Class A Principal Balance and, thereafter, the Original Class A Principal Balance, reduced by all amounts previously distributed to Class A
Certificateholders and allocable to principal.

      The "Class B Distributable Amount" with respect to a Distribution Date will be an amount equal to the sum of:

            (i) the "Class B Principal," consisting of the Class B Percentage of the amounts set forth under (i)(a) through (i)(d) above with respect to the Class A Principal;

            (ii) the "Class B Interest," consisting of an amount equal to 30 days' interest at the Pass-Through Rate, on the Class B Principal Balance on the first day of the related Collection Period (less principal distributions to be made on the Distribution Date in such Collection Period);

            (iii) the Class B Interest Carryover Shortfall as of the close of business on the preceding Distribution Date; plus

            (iv) the Class B Principal Carryover Shortfall as of the close of business on the preceding Distribution Date.

      In addition, on the Final Scheduled Distribution Date the "Class B Principal" will include the lesser of (x) the Class B Percentage of any payments of principal due and remaining unpaid on each Receivable in the Trust as of the Final Scheduled Maturity Date (except to the extent previously Advanced) and (y) the portion of such amount that is necessary (after giving effect to the other amounts to be distributed to the Class B Certificateholders on such Distribution Date and allocable to principal) to reduce the Class B Principal Balance to zero, and, in the case of clauses
(x) and (y) in this paragraph, remaining after any required distribution of the amount described in clause (x) or (y) of the paragraph above describing the inclusion of certain items in the definition of "Class A Principal" with respect to the Final Scheduled Distribution Date.

      "Class B Interest Carryover Shortfall" means, as of the close of business on any Distribution Date, the excess, if any, of the Class B Interest for such Distribution Date plus any outstanding Class B Interest Carryover Shortfall from the preceding Distribution Date over the amount of interest that the Class B Certificateholders actually received on such current Distribution Date (plus thirty (30) days' interest on the amount of such excess, to the extent permitted by law, at the Pass-Through Rate).

      "Class B Principal Carryover Shortfall" means, as of the close of business on any Distribution Date, the excess of Class B Principal plus any outstanding Class B Principal Carryover Shortfall from the preceding Distribution Date over the amount of principal that the Class B
Certificateholders actually received on such current Distribution Date.

      The "Class B Principal Balance" will equal, initially, $_____________ (the "Original Class B Principal Balance") and, thereafter, the Original Class B Principal Balance, reduced by all amounts previously distributed to Class B Certificateholders and allocable to principal.

      Payment of Distributable Amounts. Prior to each Distribution Date, the Servicer will calculate the amount to be distributed to each class of Certificateholders. On each Distribution Date, the Trustee will distribute to Certificateholders the following amounts from the sources specified in the following order of priority:

            (i) to the Class A Certificateholders, an amount equal to the Class A Interest and any outstanding Class A Interest Carryover Shortfall as of the close of the preceding Distribution Date, such amount to be paid (a) first, from the Class A Percentage of Available Interest (after reducing Available Interest by payment of the Servicing Fee, including any unpaid Servicing Fees with respect to prior Collection Periods); (b) second, from the amounts available in the Class A Reserve Fund; (c) third, from the Class B Percentage of Available Interest (after reducing Available Interest by payment of the Servicing Fee, including any unpaid Servicing Fees with respect to prior Collection Periods); and (d) fourth, from the Class B Percentage of Available Principal;

            (ii) to the Class B Certificateholders, an amount equal to the Class B Interest and any outstanding Class B Interest Carryover Shortfall as of the close of the preceding Distribution Date, such amount to be paid (a) first, from Available Interest (after payment to the Class A Certificateholders of the amount set forth above in clause (i)), and (b) second, from the amounts available in the Class B Reserve Fund;

            (iii) to the Class A Certificateholders, an amount equal to Class A Principal and any outstanding Class A Principal Carryover Shortfall as of the close of the preceding Distribution Date, such amount to be paid (a) first, from the Class A Percentage of Available Principal; (b) second, from Available Interest remaining after the payment of the amounts set forth in clauses (i) and (ii); (c) third, from amounts available in the Class A Reserve Fund; and (d) fourth, from the Class B Percentage of the Available Principal; and

            (iv) to the Class B Certificateholders, an amount equal to Class B Principal and any outstanding Class B Principal Carryover Shortfall as of the close of the preceding Distribution Date, such amount to be paid (a) first, from the Class B Percentage of Available Principal, (b) second, from the Available Interest remaining after the payment of the amounts set forth in clauses (i), (ii), and (iii); and (c) third, from amounts available in the Class B Reserve Fund.

      Any portion of Available Interest remaining after distributions are made as set forth above to the Class A Certificateholders and the Class B Certificateholders will be (i) first, deposited in the Class A Reserve Fund to the extent that the amount on deposit therein (after giving effect to any deposit thereto by MBCC or the Servicer with respect to Shortfall Amounts) is less than the Specified Class A Reserve Balance; (ii) second, deposited in the Class B Reserve Fund to the extent that the amount on deposit therein is less than the Specified Class B Reserve Balance and
(iii) third, distributed to the Seller in payment of Retained Yield.

SUBORDINATION OF THE CLASS B CERTIFICATES AND RETAINED YIELD; RESERVE FUNDS

      The rights of the Class B Certificateholders to receive distributions with respect to the Receivables will be subordinated, to the extent described above and in the Agreement, to the rights of the Class A Certificateholders in the event of defaults and delinquencies on the Receivables. Thus, the Class B Certificateholders generally will not receive distributions of interest on a Distribution Date (other than from the Class B Reserve Fund) unless the Class A Certificateholders receive the full amount of interest due to them on such Distribution Date (including from amounts on deposit in the Class A Reserve Fund), and the Class B Certificateholders will not receive distributions of principal on a Distribution Date (other than from the Class B Reserve Fund) unless the Class A Certificateholders receive the full amount of interest and principal due to them on such Distribution Date (including from amounts on deposit in the Class A Reserve Fund). Distributions of interest on the Class B Certificates will not be subordinate to distributions of principal on the Class A Certificates.

      In addition, the rights of the Seller to receive the Retained Yield will be subordinate to the rights of the Class A and Class B Certificateholders to receive amounts due to each of them. Accordingly, the Seller will not receive distributions attributable to the Retained Yield on any Distribution Date unless all interest and principal due to the Class A and Class B Certificateholders have been paid and amounts on deposit in each Reserve Fund at least equal the Class A Specified Reserve Balance or the Class B Specified Reserve Balance, as the case may be.

      In the event of losses and delinquencies on the Receivables, the protection afforded to the Class A Certificateholders will be effected by the application of Available Interest and Available Principal for each Distribution Date in the priority specified under "-- Distributions on Certificates -- Payment of Distributable Amounts." In addition, the Class A Certificateholders will have the benefit of the Class A Reserve Fund.

      The Class A Reserve Fund will not be a part of or otherwise includible in the Trust and will be an Eligible Deposit Account initially held by the Class A Agent. On each Distribution Date, if the amounts on deposit in the Class A Reserve Fund are less than the Specified Class A Reserve Balance, the Trustee will, after payment of amounts required to be distributed to the Class A Certificateholders and Class B Certificateholders and the payment of the Servicing Fee due with respect to the related Collection Period (including any unpaid Servicing Fees with respect to prior Collection Periods) withdraw from the Collection Account and deposit in the Class A Reserve Fund the amount remaining in the Collection Account that would otherwise be distributed to the Seller as Retained Yield, or such lesser portion thereof as is sufficient to restore the amount in the Class A Reserve Fund to such Specified Class A Reserve Balance. If the amount on deposit in the Class A Reserve Fund on such Distribution Date (after giving effect to all deposits or withdrawals therefrom on such Distribution Date) is greater than the Specified Class A Reserve Balance for such Distribution Date, the Class A Agent will release such excess amount from the Class A Reserve Fund and (i) deposit such excess amount in the Class B Reserve Fund to the extent that the amount on deposit therein is less than the Specified Class B Reserve Balance, and
(ii) distribute any remaining excess to the Seller. Upon any deposit of amounts in the Class B Reserve Fund or distribution to the Seller, the Class A Certificateholders will have no rights in, or claims to, such amounts.

      Amounts held from time to time in the Class A Reserve Fund will continue to be held solely for the benefit of the Class A Certificateholders and amounts held in the Class B Reserve Fund will be held solely for the benefit of the Class B Certificateholders. Amounts held in the Class B Reserve Fund will not be available to cover shortfalls in amounts due to the Class A Certificateholders. Amounts on deposit from time to time in the Class A Reserve Fund and Class B Reserve Fund will be invested, as provided in the Agreement, in Eligible Investments maturing on or prior to the next succeeding Distribution Date; provided, however, that to the extent permitted by the Rating Agencies, amounts on deposit in the Class A Reserve Fund and the Class B Reserve Fund may be invested in Eligible Investments that mature later than the next Distribution Date. The Seller will be entitled to receive all investment earnings on amounts in the Reserve Funds. Investment earnings on amounts in the Reserve Funds will not be available for distribution to the Certificateholders or otherwise subject to any claims or rights of the Class A Certificateholders or the Class B Certificateholders.

      The ability of the Class A Reserve Fund to maintain the Specified Class A Reserve Balance at any time after the Closing Date will be affected by the delinquency, credit loss and repossession and prepayment experience of the Receivables and, therefore, cannot be accurately predicted.

      The subordination of the Class B Certificates and the creation of the Class A Reserve Fund are intended to enhance the likelihood of receipt by Class A Certificateholders of the full amount of principal and interest on the Receivables due to them and to decrease the likelihood that the Class A Certificateholders will experience losses. However, in certain circumstances, the Class A Reserve Fund could be depleted and shortfalls could result.

STATEMENTS TO CLASS A CERTIFICATEHOLDERS

      On each Distribution Date, the Trustee will include with the distribution to each Class A Certificateholder a statement prepared by the Servicer setting forth the following information for the preceding Collection Period:

      (i)     the amount of the distribution allocable to principal;

      (ii)    the amount of the distribution allocable to interest;

      (iii) the amount of the Servicing Fee and additional servicing compensation from administrative fees and charges (including late fees and charges) collected on the Receivables paid to the Servicer with respect to such Collection Period;

      (iv) the Class A Principal Balance, the Class A Pool Factor, the Class B Pool Factor, if applicable, and the Class B Principal Balance as of such Distribution Date, after giving effect to payments allocated to principal reported under clause (i) above;

      (v) the Pool Balance as of the close of business on the last day of such Collection Period;

      (vi) the amount of the Class A Interest Carryover Shortfall, Class B Interest Carryover Shortfall, Class A Principal Carryover Shortfall and Class B Principal Carryover Shortfall, if any, for such Distribution Date;

      (vii) the amount, if any, otherwise distributable to the Seller that is distributed to Class A Certificateholders and Class B Certificateholders on such Distribution Date;

      (viii) the balance of the Reserve Funds on such Distribution Date, after giving effect to changes therein on such Distribution Date; and

      (ix) the aggregate Purchase Amount of Receivables repurchased by the Seller or purchased by the Servicer.

      Each amount set forth pursuant to clauses (i), (ii), (iii) and (vii) above will be expressed in the aggregate and as a dollar amount per $1,000 of original denomination of the Certificates.

      Within a reasonable period of time after the end of each calendar year, but not later than the latest date permitted by law, the Trustee will furnish to each person who at any time during such calendar year was a Certificateholder a statement prepared by the Servicer containing the sum of the amounts described in clauses (i), (ii), (iii) and (vii) above and such other information as is available to the Servicer as the Servicer deems necessary or desirable to enable Certificateholders to prepare their federal income tax returns. See "Certain Federal Income Tax Consequences."

      Such monthly reports and annual tax statements may be available to Certificate Owners in accordance with the regulations and procedures of DTC. See "Reports to the Class A Certificateholders."

EVIDENCE AS TO COMPLIANCE

      The Agreement will provide that a firm of independent certified public accountants, who may provide audit and other services to the Servicer, will furnish to the Trustee, on or before March 31 of each year, beginning March 31, 1999, a report of examination as to compliance by the Servicer during the 12 months (or longer period in the case of the first such report) ended the preceding December 31 with certain standards relating to the servicing of the Receivables.

      The Agreement will also provide for delivery to the Trustee, on or before March 31 of each year, beginning March 31, 1999, of a certificate signed by an officer of the Servicer stating that the Servicer has fulfilled its obligations under the Agreement throughout the 12 months (or longer period in the case of the first such certificate) ended the preceding December 31 or, if there has been a default in the fulfillment of any such obligation, describing each such default.

      Certificateholders and Certificate Owners may obtain copies of such reports of examination as to compliance by the Servicer and copies of such certificates signed by an officer of the Servicer by written request addressed to the Trustee. See "--The Trustee."

CERTAIN MATTERS REGARDING THE SERVICER

      The Agreement will provide that the Servicer may not resign from its obligations and duties as Servicer thereunder, except upon a determination that the Servicer's performance of such obligations or duties is no longer permissible under applicable law.

      Any corporation or other entity into which the Servicer may be merged or consolidated, or that may result from any merger, conversion, or consolidation to which the Servicer is a party, or any entity that may succeed by purchase and assumption to all or substantially all of the business of the Servicer, where the Servicer is not the surviving entity and where such corporation is an Eligible Servicer and assumes the obligations of the Servicer under the Agreement, will be the successor to the Servicer under the Agreement.

INDEMNIFICATION AND LIMITS ON LIABILITY

      The Agreement will provide that the Servicer will be liable only to the extent of the obligations specifically undertaken by it under the Agreement and will have no other obligations or liabilities thereunder.

      The Agreement will also provide that the Servicer will be under no obligation to appear in, prosecute, or defend any legal action that is not incidental to the Servicer's servicing responsibilities under the Agreement and that, in its opinion, may cause it to incur any expense or liability. The Servicer may, however, at its expense undertake any reasonable action that it may deem necessary or desirable in respect of the Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder.

EVENTS OF SERVICING TERMINATION

      The following events will constitute "Events of Servicing Termination" under the Agreement: (i) any failure by the Servicer to deliver to the Trustee on or before the Determination Date the certificate required to be delivered pursuant to the Agreement with respect to the preceding Collection Period (which failure continues beyond the earlier of three business days from the date such Servicer's certificate was due to be delivered and the Distribution Date next succeeding such Collection Period), (ii) any failure by the Servicer (or, for so long as the Servicer is an Affiliate (as defined in the Agreement) of the Seller, the Seller) to deliver to the Collection Account or any other Account any required payment or deposit including, so long as MBCC is the Servicer, pursuant to the Shortfall Amount Agreement, which failure continues unremedied for five business days following the due date, (iii) any failure by the Servicer (or, for so long as the Servicer is an Affiliate (as defined in the Agreement) of the Seller, the Seller) duly to observe or perform in any material respect any other covenant or agreement in the Certificates and the Agreement, which failure materially and adversely affects the rights of Certificateholders and which continues unremedied for 90 days after written notice of such failure is given to the Servicer by the Trustee or to the Servicer and the Trustee by the Certificateholders evidencing not less than 25% of the aggregate Class A Principal Balance and the Class B Principal Balance (excluding any Certificates held by the Seller or any Affiliate (as defined in the Agreement) of the Seller), (iv) certain events of bankruptcy, receivership, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings and certain actions by the Servicer indicating its insolvency or reorganization pursuant to bankruptcy, receivership, conservatorship, insolvency, or similar proceedings, and (v) failure of the Servicer to be an Eligible Servicer. The Certificateholders evidencing not less than a majority of the Class A Principal Balance and the Class B Principal Balance (excluding any Certificates held by the Seller or any Affiliate (as defined in the Agreement) of the Seller) may waive any Event of Servicing Termination except an event resulting from the failure to make any required deposit or payment to any Account.

      The Trustee will have no obligation to notify Class A
Certificateholders of any event which, with lapse of time to cure, would become an Event of Servicing Termination, until after the expiration of any applicable cure period.

RIGHTS UPON AN EVENT OF SERVICING TERMINATION

      As long as an Event of Servicing Termination remains unremedied, the Trustee or the Certificateholders evidencing not less than a majority of the Class A Principal Balance and the Class B Principal Balance (excluding any Certificates held by the Seller or any Affiliate (as defined in the Agreement) of the Seller) may terminate the Servicer's rights and obligations under the Agreement, whereupon the Trustee or a servicer appointed by the Trustee will succeed to all the responsibilities, duties, and liabilities of the Servicer under the Agreement. Thereafter, the successor Servicer will be entitled to the compensation payable to the Servicer. In the event that the Trustee is unwilling or legally unable so to act, the Trustee may appoint, or petition a court of competent jurisdiction for the appointment of, an Eligible Servicer to act as successor to the outgoing Servicer under the Agreement. In no event may the servicing compensation to be paid to such successor be greater than the servicing compensation payable to the Servicer under the Agreement. In the event of the bankruptcy of the Servicer, the bankruptcy trustee or the Servicer, as debtor in possession, may have the power to prevent a termination of the Servicer's rights and obligations under the Agreement.

AMENDMENT

      The Agreement may be amended by the Seller, the Servicer, MBCC, the Payahead Agent, the Class A Agent, the Class B Agent and the Trustee, without the consent of the Certificateholders, (i) to cure any ambiguity, to correct or supplement any provision therein which may be inconsistent with any other provision therein, to add, change or eliminate any other provision with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions of the Agreement; provided that such action will not, in the opinion of counsel (which may be internal counsel to the Seller or the Servicer) satisfactory to the Trustee, materially and adversely affect the interest of any Certificateholder, and
(ii) to provide for the transfer of the Class B Certificates; provided that certain conditions specified in the Agreement are satisfied prior to such transfer, including written confirmation from each Rating Agency that such transfer will not result in the qualification, downgrading or withdrawal of the then current rating assigned to the Class A Certificates by such Rating Agency, and that such amendment will not change the timing of, or the amount of, any distributions that the Class A Certificateholders are entitled to receive under the Agreement; and provided, further, that an opinion of independent outside counsel will be delivered to the Trustee to the effect that such amendment will not adversely affect the status of the Trust as a grantor trust for federal or applicable state tax purposes.

      The Agreement also may be amended by the Seller, the Servicer and the Trustee with the consent of the Class A Certificateholders and Class B Certificateholders, each voting as a class, evidencing not less than a majority of the Class A Principal Balance and Class B Principal Balance, respectively, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or modifying the rights of the Certificateholders. However, no such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, or change the allocation or priority of, collections of payments on Receivables or distributions that are required to be made on any Certificate, without the consent of all adversely affected Certificateholders, (ii) reduce the aforesaid percentage of the Class A Principal Balance or Class B Principal Balance, which is required to consent to any such amendment, without the consent of all Certificateholders of the relevant class, or (iii) adversely affect the rating of the Class A Certificates by the Rating Agencies without the consent of Class A Certificateholders evidencing not less than 66 2/3% of the Class A Principal Balance, except that, the interest evi- denced by any Class A Certificate or interest in the Retained Yield registered in the name of the Seller, the Servicer, or any person actually known to an authorized officer of the Trustee to be an Affiliate (as defined in the Agreement) of the Seller or the Servicer, will not be taken into account in determining whether the requisite percentage necessary to effect any such consent will have been obtained.

LIST OF CERTIFICATEHOLDERS

      If Definitive Certificates have been issued, the Trustee, upon written request of the Certificateholders evidencing not less than 25% of the aggregate Class A Principal Balance, will afford such Certificateholders access during business hours to the current list of Certificateholders for purposes of communicating with other Class A Certificateholders with respect to their rights under the Agreement. Prior to such time, neither the Trustee nor DTC will have an obligation to maintain, or provide Class A Certificate Owners with access to, a list of Class A Certificate Owners.

      The Agreement will not provide for holding any annual or other meetings of Certificateholders.

TERMINATION

      The obligations of the Seller, the Servicer, and the Trustee under the Agreement will, except with respect to certain reporting requirements, terminate upon the earliest of (i) the Distribution Date next succeeding the Servicer's purchase of the Receivables, as described below, (ii) payment to Certificateholders of all amounts required to be paid to them pursuant to the Agreement and (iii) the Distribution Date next succeeding the month which is six months after the maturity or other liquidation of the last Receivable and the disposition of any amounts received upon liquidation of any property remaining in the Trust in accordance with the terms and priorities set forth in the Agreement.

      In order to avoid excessive administrative expense, the Servicer will be permitted, at its option, in the event that the Pool Balance as of the last day of a Collection Period has declined to 10% or less of the initial Pool Balance, to purchase from the Trust, on the Distribution Date occurring in any subsequent Collection Period which follows the Collection Period in which appropriate notice is given to Certificateholders (with effect from the first day of the Collection Period in which such Distribution Date occurs), all remaining Receivables in the Trust at a purchase price equal to the aggregate of the Purchase Amounts thereof. The exercise of this right will effect an early retirement of the Certificates.

      The Trustee will give written notice of termination of the Trust to each Certificateholder of record. The final distribution to any Certificateholder will be made only upon surrender and cancellation of such holder's Certificate (whether a Definitive Certificate or the physical certificate representing the Certificates) at the office or agency of the Trustee specified in the notice of termination. Any funds remaining in the Trust, after the Trustee has taken certain measures to locate a Certificateholder and such measures have failed, will be distributed to the Servicer or as otherwise provided in the Agreement.

THE TRUSTEE

      [TRUSTEE] will be the Trustee. The Trustee, in its individual capacity or otherwise, and any of its affiliates, may hold Certificates in their own names or as pledgee. In addition, for the purpose of meeting the legal requirements of certain jurisdictions, the Servicer and the Trustee, acting jointly (or in some instances, the Trustee, acting alone), will have the power to appoint co-trustees or separate trustees of all or any part of the Trust. In the event of such appointment, all rights, powers, duties, and obligations conferred or imposed upon the Trustee by the Agreement will be conferred or imposed upon the Trustee and such co-trustee or separate trustee jointly, or, in any jurisdiction where the Trustee is incompetent or unqualified to perform certain acts, singly upon such co-trustee or separate trustee who will exercise and perform such rights, powers, duties, and obligations solely at the direction of the Trustee.

      The Trustee may resign at any time, in which event the Servicer will be obligated to appoint a successor trustee. The Servicer may also remove the Trustee if the Trustee ceases to be eligible to serve, becomes legally unable to act, is adjudged insolvent, or is placed in receivership or similar proceedings. In such circumstances, the Servicer will be obligated to appoint a successor trustee. Any resignation or removal of the Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

      The Agreement will provide that the Servicer will pay or cause to be paid the Trustee's fees. The Agreement will also provide that the Trustee will be entitled to indemnification by the Servicer for, and will be held harmless against, certain loss, liability, or expense incurred by the Trustee not resulting from the Trustee's own willful misfeasance, bad faith, or negligence. Indemnification will be unavailable to the Trustee to the extent that any such loss, liability, or expense results from a breach of any of the Trustee's representations or warranties set forth in the Agreement, and for any tax, other than those for which the Seller or the Servicer is required to indemnify the Trustee.

      The Trustee's Corporate Trust Office is located at [TRUSTEE ADDRESS]. The Seller, the Servicer, and their respective affiliates may have other banking relationships with the Trustee and its affiliates in the ordinary course of their business.

      In addition, [TRUSTEE] will act as Class A Agent, Class B Agent and Payahead Agent.

DUTIES OF THE TRUSTEE

      The Trustee will make no representations as to the validity or sufficiency of the Agreement, any Dealer Agreement, the Certificates (other than the execution and authentication of the Certificates), the Receivables, or any related documents, and will not be accountable for the use or application by the Seller or the Servicer of any funds paid to the Seller or the Servicer in respect of the Certificates or the Receivables or for any monies prior to the time such monies are deposited into the Collection Account. The Trustee will be accountable for any monies deposited into any Account only if the Trustee is maintaining such account. The Trustee will not independently verify the Receivables.

      If no Event of Servicing Termination has occurred and is continuing, the Trustee will be required to perform only those duties specifically required of it under the Agreement. Generally, those duties are limited to the receipt of the various certificates, reports, or other instruments required to be furnished by the Servicer to the Trustee under the Agreement, in which case the Trustee will only be required to examine such instruments to determine whether they conform to the requirements of the Agreement.

      The Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Agreement or to institute, conduct, or defend any litigation thereunder or in relation thereto at the request, order, or direction of any of the Certificateholders, unless such Certificateholders have offered the Trustee reasonable security or indemnity against the costs, expenses, and liabilities which may be incurred therein or thereby. No Class A Certificateholder will have any right under the Agreement to institute any proceeding with respect to the Agreement, unless such Class A Certificateholder has given the Trustee written notice of default and unless the holders of Certificates evidencing not less than a majority of the Class A Principal Balance and the Class B Principal Balance (excluding any Certificates held by the Seller or any Affiliate (as defined in the Agreement) of the Seller) have made a written request to the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for 30 days has neglected or refused to institute any such proceeding.

                  CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

RIGHTS IN THE RECEIVABLES

      The Receivables are "chattel paper" as defined in the UCC in effect in each relevant state. Pursuant to the UCC, for most purposes, a sale of chattel paper is treated in a manner similar to a transaction creating a security interest in chattel paper. MBCC and the Seller will cause financing statements to be filed with the appropriate governmental authorities to perfect the interest of the Seller and the Trust, as the case may be, in the Receivables.

      Pursuant to the Agreement, the Servicer will hold the Receivables, either directly or through subservicers, as custodian for the Trustee following the sale and assignment of the Receivables to the Trust. The Seller will take such action as is required to perfect the rights of the Trustee in the Receivables. The Receivables will not be segregated, stamped, or otherwise marked, to indicate that they have been sold to the Trust. If, through inadvertence or otherwise, another party purchases (or takes a security interest in) the Receivables for new value in the ordinary course of business and takes possession of the Receivables without actual knowledge of the Trust's interest, the purchaser (or secured party) will acquire an interest in the Receivables superior to the interest of the Trust.

      Under the Agreement, the Servicer will be obligated from time to time to take such actions as are necessary to protect and perfect the Trust's interest in the Receivables and their proceeds.

SECURITY INTERESTS IN THE FINANCED VEHICLES

      Generally, retail installment contracts such as the Receivables evidence the credit sale of automobiles by dealers to obligors; the contracts also constitute personal property security agreements and include grants of security interests in the vehicles under the UCC. Perfection of security interests in motor vehicles is generally governed by the motor vehicle registration laws of the state in which the vehicle is located. In most states in which the Receivables have been originated, a security interest in the vehicle is perfected by notation of the secured party's lien on the vehicle's certificate of ownership or title.

      MBCC's practice is to take such action as is required in order to perfect its security interest in a Motor Vehicle under the laws of the jurisdiction in which the Motor Vehicle is registered. If MBCC, because of clerical error or otherwise, has failed to take such action with respect to a Financed Vehicle, it will not have a perfected security interest in the Financed Vehicle and its security interest may be subordinate to the interests of, among others, subsequent purchasers of the Financed Vehicle that give value without notice of MBCC's security interest and to whom a certificate of ownership or title is issued in such purchaser's name, holders of perfected security interests in the Financed Vehicle, and the trustee in bankruptcy of the Obligor. MBCC's security interest may also be subordinate to such third parties in the event of fraud or forgery by the Obligor or administrative error by state recording officials or in the circumstances noted below. As described more fully below, MBCC and the Seller (i) will represent and warrant in the Purchase Agreement and the Agreement, respectively, that, to the best of their knowledge, an enforceable first priority perfected security interest exists for the benefit of the Seller and Trustee, respectively, with respect to each Financed Vehicle and (ii) will be required to repurchase the related Receivable in the event of an uncured breach or failure to be true of such representation or warranty if the interests of the Seller and the Trustee, respectively, therein are materially and adversely affected by such breach or failure. This repurchase obligation will constitute the sole remedy available to the Trust and the Certificateholders for such breach or failure.

      Pursuant to the Purchase Agreement, MBCC will assign its security interests in the Financed Vehicles, along with the sale and assignment of the Receivables, to the Seller and, pursuant to the Agreement, the Seller will assign its security interests in the Financed Vehicles, along with the sale and assignment of the Receivables, to the Trust. The Servicer will hold the certificates of title relating to the Financed Vehicles, either directly or through subservicers, as custodian for the Trustee following such sale and assignment. The certificates of title will not be endorsed or otherwise amended to identify the Trust as the new secured party, however, because of the administrative burden and expense involved. The Seller will assign its rights under the Purchase Agreement to the Trust.

      In most states, an assignment of a security interest in a Financed Vehicle along with the applicable Receivable is an effective conveyance of a security interest without amendment of any lien noted on such Financed Vehicle's certificate of title or ownership, and the assignee succeeds thereby to the assignor's rights as secured party. However, because the Trust will not be identified as the secured party on any such certificate, the security interest of the Trust in any Financed Vehicle could be defeated through fraud, forgery, negligence or error. In most states, in the absence of fraud or forgery by the Financed Vehicle owner or of fraud, forgery, negligence or error by MBCC or administrative error by state or local agencies, the notation of MBCC's lien on the certificates of ownership or possession of such certificates with such notation will be sufficient to protect the Trust against the rights of subsequent purchasers of a Financed Vehicle or subsequent lenders who take a security interest in a Financed Vehicle. If there are any Financed Vehicles as to which the Trust fails to obtain a perfected security interest, its security interest would be subordinate to, among others, subsequent purchasers of the Financed Vehicles and holders of perfected security interests.

      MBCC and the Seller will represent and warrant in the Purchase Agreement and the Agreement, respectively, as to each Receivable that to the best of their knowledge, immediately prior to the sale, assignment, and transfer of each Receivable by MBCC to the Seller, such Receivable was secured by a validly perfected first priority security interest in the related Financed Vehicle in favor of MBCC as secured party and, at such time as enforcement of such security interest is sought, there will exist a valid, subsisting, and enforceable first priority perfected security interest in such Financed Vehicle for the benefit of the Trustee (subject to any statutory or other liens arising after the Closing Date by operation of law or any rights of third parties arising after the Closing Date as a result of the fraud or forgery of the vehicle owner or administrative error by state recording officials which are prior to such security interest). In the event of an uncured breach or failure to be true of such representation or warranty, MBCC and the Seller, pursuant to the terms of the Purchase Agreement and the Agreement, respectively, will be required to repurchase such Receivable for its Purchase Amount if the interests of the Seller or the Trust, respectively, therein are materially and adversely affected by such breach or failure. This repurchase obligation will constitute the sole remedy available to the Trust and the Certificateholders for such breach or failure. MBCC's and the Seller's warranties with respect to perfection and enforceability of a security interest in a Financed Vehicle will not cover statutory or other liens arising after the Closing Date by operation of law or any rights of third parties arising as a result of the fraud or forgery of the vehicle owner as described above or administrative error by state recording officials as described above which are prior to such security interest. Accordingly, any such lien or right would not by itself give rise to a repurchase obligation on the part of MBCC and the Seller.

      Under the laws of most states, a perfected security interest in a motor vehicle continues for four months after the motor vehicle is moved to a new state from the one in which it was initially registered and thereafter until the motor vehicle owner re-registers the motor vehicle in the new state, but in any event not beyond the surrender of the certificate. A majority of states requires surrender of a certificate of title to re-register a motor vehicle and requires that notice of such surrender be given to each secured party noted on the certificate of title. In those states that require a secured party to take possession of a certificate of title to perfect a security interest, the secured party would learn of the re-registration through the request from the obligor to surrender possession of the certificate of title. In those states that require a secured party to note its lien on a certificate of title to perfect a security interest but do not require possession of the certificate of title, the secured party would learn of the re-registration through the notice from the state department of motor vehicles that the certificate of title had been surrendered. The requirements that a certificate of title be surrendered and that notices of such surrender be given to each secured party also apply to re-registrations effected following a sale of a motor vehicle. MBCC would therefore have the opportunity to re-perfect its security interest in a Financed Vehicle in the state of re-registration following relocation of the Obligor and would be able to require satisfaction of the related Receivable following a sale of the Financed Vehicle. In states that do not require a certificate of title for registration of a motor vehicle, re-registration could defeat perfection. In the ordinary course of servicing motor vehicle installment contracts, MBCC takes steps to effect re-perfection upon receipt of notice of re-registration or information from the Obligor as to relocation.

      Under the laws of many states, liens for repairs performed on a motor vehicle and liens for unpaid taxes take priority over a perfected security interest in the motor vehicle. The Code also grants priority to certain federal tax liens over the lien of a secured party. The laws of certain states and federal law permit the confiscation of motor vehicles under certain circumstances if used in unlawful activities, which may result in the loss of a secured party's perfected security interest in the confiscated motor vehicle. MBCC and the Seller will warrant in the Purchase Agreement and the Agreement, respectively, that, to the best of their knowledge, as of the Closing Date, no such liens or rights of confiscation are pending. In the event of a breach or failure to be true of such representation or warranty which has a material and adverse effect on the interests of the Trust and the Certificateholders, MBCC and the Seller, pursuant to the terms of the Purchase Agreement and the Agreement, respectively, will be required to repurchase the Receivable secured by the Financed Vehicle involved. This repurchase obligation will constitute the sole remedy available to the Trust and the Certificateholders for such breach. Any liens for repairs or taxes or rights of confiscation arising at any time after the Closing Date during the term of a Receivable would not give rise to a repurchase obligation on the part of MBCC and the Seller.

REPOSSESSION

      In the event of a default by an obligor under a retail installment contract, the holder of a receivable such as a Receivable has all the remedies of a secured party under the UCC, except where specifically limited by other state laws or by contract. The remedies of a secured party under the UCC include the right to repossession by means of self-help, unless such means would constitute a breach of the peace. Self-help repossession is the method employed by MBCC in most cases, and is accomplished simply by taking possession of the motor vehicle. Generally, where the obligor objects or raises a defense to repossession, a court order must be obtained from the appropriate state court and the motor vehicle must then be repossessed in accordance with that order. In the event of a default by an obligor, many jurisdictions require that the obligor be notified of the default and be given a time period within which he may cure the default prior to repossession.

NOTICE OF SALE; REDEMPTION RIGHTS

      The UCC and other state laws require the secured party to provide an obligor with reasonable notice of the date, time, and place of any public sale and/or the date after which any private sale of the collateral may be held. The obligor generally has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation plus, in most cases, reasonable expenses for repossessing, holding, and preparing the collateral for disposition and arranging for its sale plus, in many jurisdictions, reasonable attorneys' fees. In some states, the obligor has the right, prior to actual sale, to reinstatement of the original loan terms and to return of the collateral by payment of delinquent installments of the unpaid balance. Generally, this right of reinstatement may be exercised on a limited number of occasions in any one-year period.

DEFICIENCY JUDGMENTS AND EXCESS PROCEEDS

      The resale proceeds of Financed Vehicles generally will be applied first to the expenses of repossession and resale and then to the satisfaction of the indebtedness on the related Receivable. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in those states that do not prohibit or limit such judgments. Any such deficiency judgment would be a personal judgment against the Obligor for the shortfall, however, and a defaulting Obligor may have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount or not paid at all. MBCC generally seeks to recover any deficiency existing after repossession and sale of a motor vehicle.

      Occasionally, after resale of a repossessed motor vehicle and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the secured party to remit the surplus to any other holder of a lien with respect to the motor vehicle or, if no such lienholder exists or funds remain after paying such other lienholders, to the former owner of the motor vehicle.

CONSUMER PROTECTION LAWS

      Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance. These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B, Z, and AA, and other similar acts, state adoptions of the National Consumer Act and of the Uniform Consumer Credit Code and state motor vehicle retail installment sales acts, retail installment sales acts, and other similar laws. Also, state laws impose finance charge and late charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect the ability of an assignee, such as the Trustee, to enforce Receivables to the extent they are consumer finance contracts subject to such requirements. The "Credit Practices" Rule of the Federal Trade Commission (the "FTC") imposes additional restrictions on contract provisions and credit practices.

      The FTC's holder-in-due-course rule (the "FTC Rule") has the effect of subjecting a seller (and certain related lenders and their assignees) in a consumer credit transaction and any assignee of the seller to all claims and defenses which the purchaser could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by the purchaser under the contract, and the holder of the contract may also be unable to collect any balance remaining due thereunder from the purchaser. The FTC Rule is generally duplicated by state statutes or the common law in certain states. Accordingly, the Trustee, as holder of the Receivables, will be subject to claims or defenses, if any, that the purchaser of a Financed Vehicle may assert against the seller of such vehicle.

      Under the motor vehicle dealer licensing laws of most states, sellers of motor vehicles are required to be licensed to sell such vehicles at retail sale and to originate certain installment contracts in connection with such sales. In addition, with respect to used motor vehicles, the FTC's Rule on Sale of Used Vehicles requires that all sellers of used motor vehicles prepare, complete, and display a "Buyer's Guide" which explains the warranty coverage for such vehicles. Federal Odometer Regulations promulgated under the Motor Vehicle Information and Cost Savings Act require that all sellers of used motor vehicles furnish a written statement signed by the seller certifying the accuracy of the odometer reading. If a seller is not properly licensed or if either a Buyer's Guide or Odometer Disclosure Statement was not properly provided to the purchaser of a financed vehicle, such purchaser may be able to assert a defense as to a retail installment contract against the seller of such vehicle or of a subsequent holder of the retail installment contract.

      Courts have applied general equitable principles to secured parties pursuing repossession or litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

      MBCC and the Seller will represent and warrant in the Purchase Agreement and the Agreement, respectively, as to each Receivable that such Receivable complied at the time it was originated and as of the Closing Date in all material respects with all requirements of applicable law. If, as of the Cutoff Date, an Obligor had a claim against the Trust for violation of any law and such claim materially and adversely affected the Trust's interest in a Receivable, such violation would create an obligation of MBCC and the Seller under the Purchase Agreement and the Agreement, respectively, to repurchase the Receivable unless the breach were cured. This repurchase obligation will constitute the sole remedy of the Trustee and the Certificateholders against the Seller in respect of any such uncured breach. See "The Certificates--Sale and Assignment of the Receivables."

OTHER LIMITATIONS

      In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including Insolvency Laws, may interfere with or affect the ability of a lender to realize upon collateral or enforce a deficiency judgment. For example, in a proceeding under the Bankruptcy Code, a court may prevent a lender from repossessing a motor vehicle and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of such vehicle at the time of bankruptcy (as determined by the court), leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.


                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

      The following is a general discussion of the material United States federal income tax consequences of the purchase, ownership and disposition of Class A Certificates which are anticipated to be relevant to most categories of investors. This summary is based upon laws, regulations, rulings and decisions currently in effect, all of which are subject to change, which change may be retroactive. The discussion does not cover all federal income tax consequences which may be material to all categories of investors, some of which may be subject to special rules, and does not discuss the status of the Trust or the Class A Certificates or the tax treatment of any Class A Certificate Owner under the laws of any foreign, state or local jurisdiction. In addition, this summary is generally limited to investors who will hold the Class A Certificates as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"). Prospective investors should note that no rulings have been or will be sought from the Internal Revenue Service (the "IRS") with respect to any of the federal income tax consequences discussed below, and no assurance can be given that the IRS will not take contrary positions.

      INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISORS TO DETERMINE THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES TO THEM OF THEIR PURCHASE, OWNERSHIP AND DISPOSITION OF THE CLASS A CERTIFICATES.

TAX STATUS AS A GRANTOR TRUST; SCOPE OF TAX OPINION

      Morgan, Lewis & Bockius LLP, special tax counsel to the Seller ("Special Tax Counsel"), has advised that, in its opinion, for federal income tax purposes, (i) the Trust will be classified as a grantor trust and not as a partnership or as an association which is taxable as a corporation and (ii) each Class A Certificate Owner will be treated as an owner of an undivided pro rata interest in the income (other than the Retained Yield) and corpus attributable to the Trust. In addition, Special Tax Counsel has prepared or reviewed the statements in this Prospectus under the headings "Prospectus Summary--Tax Status" and "Certain Federal Income Tax Consequences," and is of the opinion that such statements, to the extent that such statements describe matters of federal income tax law, are correct in all material respects. Such statements constitute an explanatory discussion of the possible effects of the classification of the Trust as a grantor trust for federal income tax purposes on investors generally and of related tax matters affecting investors generally. Further, such statements do not purport to furnish information in the level of detail or with the attention to an investor's specific tax circumstances that would be provided by an investor's tax advisor. Accordingly, each investor is advised to consult its tax advisor with regard to the tax consequences to it of investing in the Class A Certificates.

TREATMENT OF CLASS A CERTIFICATE OWNERS' INVESTMENTS IN THE CERTIFICATES

      Classification as a grantor trust should cause each Class A Certificate Owner to be treated for federal income tax purposes as if it owned directly its interest in each asset owned by the Trust, received or accrued directly its share of income paid to or accrued by the Trust and paid or incurred directly its share of reasonable expenses paid or incurred by the Trust. Accordingly, each Class A Certificate Owner should be viewed as owning an interest in each Receivable and each other asset which is held by the Trust. It is also possible that each Class A Certificate Owner would be considered to own an undivided interest in a single debt obligation of the Seller and generally having a principal amount equal to the total stated principal amount of the Receivables and an interest rate equal to the applicable Pass-Through Rate. Special Tax Counsel is unable to opine as to which characterization will govern because no authority exists addressing the characterization of transactions having assets and other characteristics identical to those of the Trust. The Agreement will express the intent of the Seller to sell, and the Class A Certificate Owners to purchase, the Receivables (other than the Retained Yield and Excess Amounts) and the Seller, each Certificateholder and each Class A Certificate Owner, by accepting a beneficial interest in a Certificate, will agree to treat the Class A Certificates as ownership interests in the Receivables. Unless otherwise specified, the remainder of this section will discuss the manner in which income would be reported if each Class A Certificate Owner were viewed as owning an interest in each Receivable and each other asset which is held by the Trust.


TAX ACCOUNTING ISSUES

      For administrative convenience, the Servicer intends to report information with respect to a Class A Certificate Owner's investment in a Class A Certificate on an aggregate basis as though such Class A Certificate Owner's investment in the Receivables and other assets will be equal to such Class A Certificate Owner's share of the initial Class A Principal Balance and on which interest and Shortfall Amounts are payable at a combined rate equal to the sum of the Pass-Through Rate and the Servicing Rate. Unless otherwise specified, the remainder of this section will discuss the manner in which income would be reported on an asset-by-asset basis, although the Servicer will report on an aggregate basis.

      If the IRS were to require reporting on an asset-by-asset basis, the timing, amount and character of income reportable to Class A Certificate Owners for any period could differ from that which is reportable on an aggregate basis. If reporting on an aggregate basis results in under-reporting of income, or if the IRS were to take a position different from that adopted by the Trust with respect to any issue, a Class A Certificate Owner could be required to pay interest on underpayments of tax and could be subject to penalties for under-reporting of income. Special Tax Counsel is unable to opine with respect to a number of issues which could affect the timing, amount and characterization of income because no authority exists addressing the characterization of transactions having assets and other characteristics identical to those of the Trust.

      Except to the extent that the original issue discount rules are applicable (as discussed below), ordinary income on the Class A Certificate Owner's interest in the Receivables and other Trust assets will be reportable by a Class A Certificate Owner in accordance with its usual method of accounting as such amounts are accrued on the Receivables or, in the case of Class A Certificate Owners who are cash basis taxpayers, ordinary income will be reportable when received by the Servicer as agent for the Class A Certificate Owners. Because items of income generally accrue on the Receivables over various monthly periods ending in the calendar month preceding the calendar month which includes the related Distribution Date, in general, distributions made on a Class A Certificate will represent amounts which accrued over a period that began between 75 and 45 days prior to such Distribution Date. The portion of each distribution to a Class A Certificate Owner that is allocable to principal on the Receivables (other than amounts representing accrued market discount, as described below) will reduce the tax basis of such Class A Certificate Owner's interest in the Receivables. See "-- Payments Under the Shortfall Amount Agreement -- Shortfall Amounts."

PAYMENTS UNDER THE SHORTFALL AMOUNT AGREEMENT

      Excess Amounts. Excess Amounts are to be retained by MBCC. It is possible that Excess Amounts will be viewed as constructively received by the Trust and then paid to MBCC as a fee for the rights granted under the Shortfall Amount Agreement, in which case such Excess Amounts may be includible in income by the Class A Certificate Owners and deductible by Class A Certificate Owners subject to the rules discussed below. See "-- Servicing Fees."

      Shortfall Amounts. A Shortfall Amount compensates the Class A Certificate Owners for the excess, if any, of the interest which would have accrued on a Receivable at its APR prior to prepayment or acceleration using the actuarial method over the interest which actually accrued on such Receivable at such rate over such period using the simple interest method. See "The Receivables -- Payments on the Receivables." Shortfall Amounts are paid to Class A Certificate Owners from amounts on deposit in the Class A Reserve Fund or by MBCC pursuant to the Shortfall Amount Agreement to eliminate this difference in yield. A Class A Certificate Owner may be required to allocate a portion of its purchase price for a Receivable to its contingent right to receive Shortfall Amounts. See "-- Application of the Original Issue Discount Rules to the Receivables."

      Shortfall Amounts should be treated as ordinary income which is not interest income. However, because the Trust will have accounted for each Receivable (in accordance with its terms) using the actuarial method, by the time a Shortfall Amount is received, a Class A Certificate Owner on the accrual basis method of accounting should previously have overcounted (and thus may have over-reported with respect to prior collection periods) its interest income by an amount equal to the Shortfall Amount, which amount should instead have been accounted for as a recovery of basis. A Class A Certificate Owner that takes the position that the Shortfall Amount should be treated as basis recovery (because an identical amount was previously over-reported as income) could be challenged by the IRS if the difference in character (basis recovery vs. interest) or timing of the reported amounts affects such Class A Certificate Owner's tax liability. Another possible alternative is that the Shortfall Amounts could be treated as an adjustment to the purchase price of the Receivables. In that event, the amount of discount on the Receivables would increase compared with the amount of such discount if the Shortfall Amounts were not treated as an adjustment to the purchase price of Receivables.

      It is not clear whether payments analogous to the Shortfall Amounts should be treated as "fixed or determinable annual or periodic" income (within the meaning of Section 871(a)(1) or 881(a)(1) of the Code) and, therefore, subject to United States withholding tax. Furthermore, Shortfall Amounts will not be treated as interest and, therefore, will not qualify as "portfolio interest" (within the meaning of Section 871(h)(2) or 881(c)(2) of the Code).

APPLICATION OF THE ORIGINAL ISSUE DISCOUNT RULES TO THE RECEIVABLES

      The Receivables bear interest at varying rates. Because the Seller will retain the Retained Yield, the issuance of the Class A Certificates will result in the separation of ownership ("'stripping") of a portion of the rights to interest payments on those Receivables (the "High Yield Receivables") that bear an interest rate which is greater than the sum of the Pass-Through Rate and the Servicing Rate from the principal of and remaining interest on such Receivables. Those Receivables that bear an interest rate which is equal to the sum of the Pass-Through Rate and the Servicing Rate do not provide rights to receive interest in excess of the sum of the Pass-Through Rate and the Servicing Rate and, therefore, will not be treated as stripped instruments.

      As discussed below, the stripping of the High Yield Receivables may result in original issue discount ("OID"). Furthermore, in determining whether the High Yield Receivables (or any High Yield Receivable) purchased by the Class A Certificate Owners have OID or whether any other Receivables (or any other Receivable) have market discount, the purchase price of a Class A Certificate should be allocated among the High Yield Receivables and the Trust's other assets based on their respective fair market values. The Trust's other assets include the Class A Certificate Owner's undivided interest in accrued but unpaid interest and amounts collected as of the time of purchase but not yet distributed, and, possibly, contingent rights to receive Shortfall Amounts pursuant to the Shortfall Amount Agreement. As a result, the portion of the purchase price allocable to a Class A Certificate Owner's undivided interest in the Receivables (or any Receivable) will be decreased and the potential OID or market discount on the Receivables (or any Receivable) could be increased.

      The "stripped bond" rules of Section 1286 of the Code will apply to the High Yield Receivables (the "stripped Receivables"). Under Section 1286 of the Code, a stripped bond is treated as if it had been newly issued on the date of the stripping with an issue price equal to the purchase price allocable to the stripped bond (based on its fair market value). If the stated redemption price at maturity exceeds the issue price, the difference is treated as OID. Under regulations under Section 1286 of the Code and under the OID provisions of the Code (the "OID Regulations"), it appears that the interest on the stripped Receivables would be treated as "qualified stated interest." Thus, the stated redemption price at maturity should not include such interest payments, and should therefore equal the principal amount of the stripped Receivables.

      It is unclear under Section 1286 of the Code and the OID Regulations whether stripped bonds which are deemed to be issued in a single transaction should be aggregated. The OID Regulations generally provide for the aggregation of debt instruments issued by a single "issuer" to a single holder. Although it is not clear whether the Seller, as the entity stripping the Receivables, should be treated as the "issuer" of the stripped Receivables for purposes of the OID Regulations, as described above, the Servicer will prepare reports as if the OID Regulations allow aggregation.

      The rules that follow would apply regardless of whether the stripped Receivables are aggregated (and thus treated as a single Receivable for OID purposes) or not aggregated (and thus analyzed on a Receivable-by-Receivable basis for OID purposes), although the amount and timing of OID recognition may differ under the two methods.

      If the excess of a stripped Receivable's "stated redemption price at maturity" (which should equal the Receivable's principal amount) over the purchase price which the Class A Certificate Owner is deemed to have paid for such stripped Receivable is less than a statutorily defined de minimis amount, such stripped Receivable would not be treated as having OID. In general, the amount of OID on a stripped Receivable will be de minimis if it is less than 1/4 of 1% multiplied by the product of the stated redemption price at maturity and the number of full years of weighted average life remaining after the purchase date until the final maturity of the Receivable. It is not clear whether the maturity date which would be used for determining whether OID on a stripped Receivable is de minimis should be calculated taking into account expected prepayments and, absent further guidance to the contrary, the Servicer does not intend to apply a prepayment assumption, for purposes of either applying the de minimis rule or calculating OID generally. However, as a result of recently enacted legislation, a Class A Certificate Owner which has a taxable year commencing after August 5, 1997, likely would be required to make the calculation using reasonable prepayment assumptions. If the amount of OID on any stripped Receivable is de minimis under this rule, the actual amount of discount on such Receivable would be includible in income proportionately as principal payments are received on the Receivable in the proportion that the amount that each principal payment bears to the total principal amount of the stripped Receivable.

      If OID on a stripped Receivable is not treated as de minimis, a Class A Certificate Owner will be required to include OID in income as it accrues on a daily basis, regardless of when cash payments are received, using a method reflecting a constant yield-to-maturity on such stripped Receivable. The OID that accrues from time to time would increase a Class A Certificate Owner's tax basis in the Class A Certificate. Distributions of principal and other items attributable to accrued OID (other than payments of interest at the sum of the Pass-Through Rate and Servicing Rate) would reduce a Class A Certificate Owner's tax basis. The accrual of income by a Class A Certificate Owner under the OID rules could be accelerated as compared with reporting income at the sum of the Pass-Through Rate and the Servicing Rate, and for taxable years beginning after August 5, 1997, would be required to take into account reasonable prepayment assumptions. Application of the OID rules, particularly if a prepayment assumption is required and the Receivables are not aggregated, would be complex and could significantly affect the timing of inclusion of income on a Class A Certificate.

      For the reasons discussed above, the Receivables other than the High Yield Receivables will not be treated as stripped bonds. However, to the extent that the portion of the purchase price allocated to a Certificate Owner's undivided interest in a Receivable other than a High Yield Receivable is less than the "stated redemption price at maturity," such Receivable could have market discount. The market discount on such a Receivable will be considered to be zero if it is less than a statutorily defined de minimis amount. The allocation of a portion of the purchase price of a Class A Certificate to the rights to payments under the Shortfall Amount Agreement, accrued interest and/or amounts collected and undistributed as of the date such Class A Certificate was purchased may cause or increase the amount of market discount.

      In general, under the market discount provisions of the Code, principal payments received by the Trust and all or a portion of the gain recognized upon a sale or other disposition of a Receivable other than a High Yield Receivable or upon the sale or other disposition of a Class A Certificate by a Class A Certificate Owner, will be treated as ordinary income to the extent of accrued market discount. Any payments received by a Class A Certificate Owner upon a sale or other disposition of a Certificate in an amount in excess of accrued market discount will be treated as capital gain. In addition, a portion of the interest deductions of the Class A Certificate Owner attributable to any indebtedness treated as incurred or continued to purchase or carry a Receivable may have to be deferred, unless a Class A Certificate Owner makes an election to include market discount in income currently as it accrues, which election would apply to all debt instruments acquired by the taxpayer on or after the first day of the first taxable year to which such election applies. Taxpayers may, in general, elect to accrue market discount either (i) under a constant yield-to-maturity method or (ii) in the proportion that the stated interest paid on the obligation for the current period bears to the total remaining interest on the obligation.

SERVICING FEES

      An amount equal to each Class A Certificate Owner's allocable share of the Servicing Fee and other compensation to the Servicer will be treated as having been received by and will be includible in the income of such Class A Certificate Owner. A corporate Class A Certificate Owner or a Class A Certificate Owner who holds a Class A Certificate in connection with a trade or business will be entitled to deduct, consistent with its method of accounting, its pro rata share of amounts paid as fees and other expenses under Section 162 of the Code to the extent that such fees and expenses represent reasonable compensation for services rendered. Other Class A Certificate Owners will be entitled to deduct, under Section 212 of the Code, their pro rata share of amounts paid as reasonable fees and expenses only if such amounts, when added to certain other "miscellaneous itemized deductions," exceed 2% of adjusted gross income for the taxable year in which the deductions may be claimed. In addition, in the case of Class A Certificate Owners who are individuals, certain otherwise allowable itemized deductions will be reduced, but not by more than 80%, by an amount equal to 3% of the Class A Certificate Owner's adjusted gross income in excess of a statutorily defined amount adjusted annually for inflation ($117,950 for married couples filing jointly for the taxable year beginning in 1996).

      The Servicer believes that the Servicing Fees will be considered reasonable compensation for services rendered. Although the IRS has issued guidance as to what constitutes reasonable compensation for servicing residential mortgages, there are no guidelines as to either the maximum amount of compensation that may be considered reasonable for servicing debt instruments similar to the Receivables or whether the reasonableness of such compensation would be determined on a weighted average or a Receivable-by-Receivable basis.

      If amounts paid to the Servicer exceed reasonable compensation for services provided, the Servicer may be viewed as having, for federal income tax purposes, an ownership interest in a portion of each interest payment with respect to each Receivable under the "stripped bond" rules. In such case, the portion of each interest payment treated as a strip owned by the Servicer will not be included in the Class A Certificate Owner's income, and the Class A Certificate Owner's deduction for Servicing Fees will be reduced accordingly.

      Any prepayment penalties, late payment fees, extension and administrative fees or similar charges (collectively, "Late Fees") paid by the Obligors under the Receivables and any interest on amounts collected by the Servicer are to be retained by the Servicer. Thus, such Late Fees and interest should not constitute taxable income to the Class A Certificate Owners as additional compensation. Accordingly, the Trustee will not report to the Class A Certificate Owners such Late Fees and interest received. However, it is possible that such Late Fees and interest might be viewed as constructively received by the Trust and then paid to the Servicer as additional servicing fees, in which case such Late Fees and interest may be includible in income by the Class A Certificate Owners and become deductible by Class A Certificate Owners subject to the rules discussed above.

SALE OF A CERTIFICATE

      If a Certificate is sold, gain or loss will be recognized equal to the difference between the amount realized on the sale and the Class A Certificate Owner's adjusted basis in the Certificate. A Class A Certificate Owner's adjusted basis generally will equal the purchase price the Certificate Owner is deemed to have paid for the Certificate, increased by any OID or market discount previously included in income, and decreased by any deduction previously allowed for amortized premium and by the amount of payments previously received on the Receivables which are allocable to principal or previously included OID or market discount for tax purposes. Gain realized will be treated as ordinary income to the extent that market discount accrued in respect of a Receivable had not previously been taken into account. Any remaining gain would be treated as capital gain and any loss realized would be treated as capital loss.


FOREIGN CLASS A CERTIFICATE OWNERS

      To the extent that amounts paid to a Class A Certificate Owner that is not a United States person (a "Foreign Class A Certificate Owner") are treated as interest or OID for federal income tax purposes, such amounts generally will be exempt from the normal 30% United States withholding tax, provided that such Foreign Class A Certificate Owner is not engaged in a trade or business in the United States and that such Certificate Owner fulfills certain certification requirements. Under such requirements, a Foreign Class A Certificate Owner must certify, under penalties of perjury, that it is not a "United States person," among other things. However, since Shortfall Amounts will not qualify as "portfolio interest" within the meaning of Section 871(h)(2) or 881(c)(2) of the Code, such payments may be subject to United States withholding tax at a 30% or lower treaty reduced rate. To the extent that an Excess Amount is treated as constructively received by the Trust, it is not clear whether all or a portion of such Excess Amount may qualify as "portfolio interest" (within the meaning of Section 871(b)(2) or 881(c)(2) of the Code) which would be exempt from United States withholding tax. See "-- Payments Under the Shortfall Amount Agreement -- Excess Amounts." The term "United States person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, and an estate or trust whose income is includible in gross income for United States federal income tax purposes regardless of its source. Potential investors who are not United States persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Class A Certificate.

BACKUP WITHHOLDING

      Payments made to a Class A Certificate Owner and proceeds from the sale of the Certificates will not be subject to a 31% "backup" withholding tax unless, in general, such Class A Certificate Owner fails to comply with certain reporting procedures and is not an exempt recipient under applicable provisions of the Code.

                              ERISA CONSIDERATIONS

      The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code impose certain requirements on employee benefit plans and certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested that are subject to ERISA and the Code (all of which are hereinafter referred to as a "Plan") and on persons who are fiduciaries with respect to such Plans. Moreover, based on the reasoning of the United States Supreme Court in John Hancock Life Ins. Co. v. Harris Trust and Sav. Bank, 114 S. Ct. 517 (1993) ("John Hancock"), an insurance company's general account may be deemed to include assets of the Plans investing in the general account (e.g., through the purchase of an annuity contract), and the insurance company might be treated as a fiduciary with respect to such plans by virtue of such investment. In accordance with ERISA's general fiduciary standards, before investing in a Class A Certificate, a Plan fiduciary should determine whether such an investment is permitted under the governing Plan instruments and is appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio. Other provisions of ERISA and the Code prohibit certain transactions involving the assets of a Plan and persons who have certain specified relationships to the Plan ("parties in interest" within the meaning of ERISA or "disqualified persons" within the meaning of the Code). Thus, a Plan fiduciary considering an investment in Class A Certificates should also consider whether such an investment might constitute or give rise to a prohibited transaction under ERISA or the Code.

      An investment in Class A Certificates by a Plan might result in the assets of the Trust being deemed to constitute Plan assets, which in turn might mean that certain aspects of such investment, including the operation of the Trust, might be prohibited transactions under ERISA and the Code. There may also be an improper delegation of the responsibility to manage Plan assets if Plans that purchase the Class A Certificates are deemed to own an interest in the underlying assets of the Trust. Neither ERISA nor the Code defines the term "plan assets". Under Section 510.3-101 of the United States Department of Labor ("DOL") regulations (the "Regulation"), a Plan's assets may include an interest in the underlying assets of an entity (such as a trust) for certain purposes, including the prohibited transaction provisions of ERISA and the Code, if the Plan acquires an "equity interest" in such entity. The Seller believes that the Class A Certificates will give Class A Certificateholders an equity interest in the Trust for purposes of the Regulation. Under the Regulation, when a Plan acquires an equity interest that is neither a "publicly offered security" nor a security issued by an investment company registered under the Investment Company Act of 1940, as amended, the underlying assets of the entity will be considered "plan assets" unless the entity is an "operating company" or equity participation in the entity by benefit plan investors is not "significant". A publicly offered security is a security which is (1) held by 100 or more investors independent of the issuer and of each other,
(2) freely transferable, and (3) sold as part of an offering pursuant to an effective registration statement under the Securities Act, and then registered under Section 12(b) or 12(g) of the Exchange Act. The Regulation provides that participation is significant if immediately after the most recent acquisition of any equity interest in the entity, whether or not from an issuer or an underwriter, twenty-five percent (25%) or more of the value of any class of equity interest is held by "benefit plan investors", which are defined as Plans and employee benefit plans not subject to ERISA (for example, governmental plans).

      The Trust will not be an "operating company" as defined in the Regulation, and it will not be an investment company registered under the Investment Company Act of 1940, as amended. It is expected that the Class A Certificates will meet the criteria of publicly offered securities as set forth above. The Underwriters expect (although no assurances can be given) that the Class A Certificates will be held by at least 100 independent investors at the conclusion of the offering made by this Prospectus; there are no restrictions imposed on the transfer of the Class A Certificates; and the Seller intends to cause the registration requirements to be satisfied. If, however, none of the exceptions set forth in the Regulation applies, the persons providing services with respect to the assets of the Trust may be subject to the fiduciary responsibility provisions of Title I of ERISA and be subject to the prohibited transaction provisions of ERISA and the Code unless exemptions from such provisions apply. For example, based on the reasoning of the United States Supreme Court in John Hancock, an insurance company's general account may be deemed to include assets of the Plans investing in the general account (e.g., through the purchase of an annuity contract), and the insurance company might be treated as a fiduciary with respect to such plans by virtue of such investment. Certain exemptions issued by the DOL from the prohibited transaction rules could be applicable, depending in part upon the type and circumstances of the Plan fiduciary making the decision to acquire a Class A Certificate. Included among these exemptions are DOL Prohibited Transaction Exemptions 84-14 (Class Exemption for Plan Asset Transactions Determined by Independent Qualified Professional Asset Managers), 91-38 (Class Exemption for Certain Transactions Involving Bank Collective Investment Funds), 90-1 (Class Exemption for Certain Transactions Involving Insurance Company Pooled Separate Accounts) and 95-60 (Class Exemption for Certain Transactions Involving Insurance Company General Accounts).

      Any Plan fiduciary considering whether to purchase Class A
Certificates on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment.

                                UNDERWRITING

      Subject to the terms and conditions set forth in an underwriting agreement (the "Underwriting Agreement"), the Seller has agreed to sell to each of the underwriters named below (the "Underwriters"), and each of the Underwriters, for whom J.P. Morgan Securities Inc. is acting as representative (the "Representative"), has severally agreed to purchase from the Seller, the principal amount of Class A Certificates set forth opposite its name below:


                                                               AGGREGATE
                                                           PRINCIPAL AMOUNT
                                                              OF CLASS A
                                                          CERTIFICATES TO BE
              UNDERWRITERS                                     PURCHASED

      J.P.  Morgan Securities Inc........................  $

          Total..........................................  $ ===============



      In the Underwriting Agreement, the several Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all the Class A Certificates offered hereby if any of the Class A Certificates are purchased. In the event of a default by any Underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the nondefaulting Underwriters may be increased or the Underwriting Agreement may be terminated.

      The Seller has been advised by the Representative that the several Underwriters propose initially to offer the Class A Certificates to the public at the price set forth on the cover page hereof, and to certain dealers at such price less a concession not in excess of ______% of the Class A Certificate denominations. The Underwriters may allow and such dealers may reallow a concession not in excess of ______% of the Class A Certificate denominations to certain other dealers. After the initial public offering, the public offering price and such concessions may be changed.

      The Seller does not intend to apply for listing of the Class A Certificates on a national securities exchange, but has been advised by the Underwriters that they intend to make a market in the Class A Certificates. The Underwriters are not obligated, however, to make a market in the Class A Certificates and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for the Class A Certificates.

      The Underwriting Agreement provides that the Seller will indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act. The Underwriters have agreed to reimburse the Seller for certain expenses incurred in connection with the issuance and distribution of the Class A Certificates.

      In the ordinary course of their respective businesses, certain of the Underwriters and their affiliates have engaged, and may in the future engage, in commercial banking and investment banking transactions with DBNA, MBCC and their affiliates.

                          VALIDITY OF THE CERTIFICATES

      Certain legal matters relating to the validity of the Certificates will be passed upon for the Seller by Morgan, Lewis & Bockius LLP, New York, New York. The validity of the Certificates will be passed upon for the Underwriters by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. Skadden, Arps, Slate, Meagher & Flom LLP has from time to time represented MBCC, DBNA and their affiliates in connection with certain matters.



                          INDEX OF PRINCIPAL TERMS

                                                                Page

Accounts    ......................................................30
Advance     .......................................................9
Agreement   .......................................................4
Amount Financed...................................................22
APR         ...................................................4, 19
Available Interest................................................34
Available Principal...............................................34
Bankruptcy Code...................................................11
Certificate Account...............................................29
Certificate Owners..............................................2, 6
Certificateholders.................................................7
Certificates.......................................................1
Class A Agent......................................................9
Class A Certificate Owners.........................................6
Class A Certificateholders.........................................5
Class A Certificates...............................................4
Class A Distributable Amount......................................35
Class A Interest..................................................35
Class A Interest Carryover Shortfall..............................35
Class A Percentage.............................................4, 26
Class A Pool Factor...............................................24
Class A Principal..............................................6, 35
Class A Principal Balance......................................5, 36
Class A Principal Carryover Shortfall.............................36
Class A Reserve Fund...............................................7
Class A Reserve Initial Deposit....................................8
Class B Agent......................................................9
Class B Certificateholders.........................................7
Class B Certificates...............................................4
Class B Distributable Amount......................................36
Class B Interest..................................................36
Class B Interest Carryover Shortfall..............................36
Class B Percentage.............................................4, 26
Class B Principal.................................................36
Class B Principal Balance.........................................36
Class B Principal Carryover Shortfall.............................36
Class B Reserve Fund...............................................7
Closing Date...................................................5, 24
Code        ......................................................48
Collection Account................................................29
Collection Period..............................................6, 26
Commission  .......................................................2
Cutoff Date ....................................................2, 4
DBNA        .......................................................4
Dealer Agreement..................................................15
Dealers     ......................................................15
Defaulted Receivable...........................................6, 34
Definitive Certificates...........................................27
Determination Date................................................33
Direct Participants...............................................27
Distribution Date...............................................2, 5
DOL         ......................................................53
DTC         ....................................................1, 6
Due Date    ......................................................16
Eligible Bank.....................................................30
Eligible Deposit Account..........................................30
Eligible Investments..............................................30
Eligible Servicer.................................................31
ERISA       ...................................................2, 53
Events of Servicing Termination...................................40
Excess Amount.....................................................22
Exchange Act.......................................................2
FDIC        ......................................................30
Final Scheduled Distribution Date..................................2
Final Scheduled Maturity Date.....................................32
Financed Vehicles..................................................4
FTC         ......................................................47
FTC Rule    ......................................................47
Holders     ......................................................28
Indirect Participants.............................................27
Insolvency Laws...................................................11
IRS         ......................................................48
John Hancock......................................................54
Liquidation Proceeds..............................................34
MBCC        .......................................................4
Monthly Remittance Condition......................................31
Moody's     ......................................................10
Motor Vehicle.....................................................15
Motor Vehicle Contracts...........................................15
Obligors    .......................................................5
Original Class A Principal Balance.................................5
Original Class B Principal Balance................................36
Pass-Through Rate..................................................5
Payahead Account..................................................30
Payahead Agent.....................................................9
Payahead Balance..................................................35
Payaheads   ......................................................30
Plan        ..................................................10, 53
Pool Balance...................................................7, 22
Prepaid Receivable.................................................6
Principal Balance.................................................22
Purchase Agreement.................................................5
Purchase Amount...................................................29
Purchased Receivable..............................................34
Rating Agency.....................................................10
Receivable File...................................................29
Receivables ....................................................2, 4
Record Date .......................................................5
Recoveries  ......................................................34
Regulation  ......................................................53
Representative....................................................54
Reserve Funds......................................................7
Retained Yield.....................................................4
Rules       ......................................................27
S&P         ......................................................10
Securities Act.....................................................2
Seller      .......................................................1
Servicer    .......................................................1
Servicing Fee......................................................6
Servicing Guaranty Agreement......................................31
Servicing Rate.....................................................6
Shortfall Amount...............................................8, 22
Specified Class A Reserve Balance..................................8
Specified Class B Reserve Balance..................................8
Total Available Amount............................................34
Trust       ....................................................1, 4
Trust Property.....................................................4
Trustee     .......................................................9
UCC         .......................................................5
Underwriters......................................................54
Underwriting Agreement............................................54



                                  PART II

                   INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

        Registration Fee..................................$   *
        Printing and Engraving............................    *
        Trustee's Fee.....................................    *
        Legal Fees and Expenses...........................    *
        Blue Sky Fees and Expenses........................    *
        Accountant's Fees and Expenses....................    *
        Rating Agency Fees................................    *
        Miscellaneous Fees and Expenses...................    *
                                                           ------
             Total Expenses...............................$

--------------------

*To be provided by amendment

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Section 145 of the General Corporation Law of Delaware provides as follows:

        145 Indemnification of Officers, Directors, Employees and Agents; Insurance

      (a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

      (b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

      (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

      (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made
(1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

      (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

      (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

      (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

      (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

      (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

      (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

      (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees).

      Article VI of the By-Laws of Daimler-Benz Vehicle Receivables Corporation provides as follows:

      To the full extent permitted by law, the corporation may indemnify any person, or his heirs, distributees, next of kin, successors, appointees, executors, administrators, legal representatives and assigns, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, domestic or foreign, against expenses, attorneys' fees, court costs, judgments, fines, amounts paid in settlement and other losses actually and reasonably incurred by him in connection with such action, suit or proceeding.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

        [Not applicable.]

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

        (a)  Exhibits

NUMBER                              DESCRIPTION

1.1   --  Form of Underwriting Agreement*
3.1 -- Restated Certificate of Incorporation of the Seller; incor-porated by reference to Exhibit 3.1 to Registrant's
          Registration Statement on Form S-1 (No. 33-79574)
3.2   --  Bylaws of the Seller; incorporated by reference to Exhibit
          3.2 to Registrant's Registration Statement on Form S-1 (No.
          33-79574)
4.1 -- Form of Pooling and Servicing Agreement among the Seller, the Servicer, MBCC, the Trustee, the Class A Agent, the Class B
          Agent and the Payahead Agent*
5.1   --  Opinion of Morgan, Lewis & Bockius LLP re Legality*
8.1   --  Opinion of Morgan, Lewis & Bockius LLP re Tax Matters*
10.1 -- Form of Purchase Agreement between Mercedes-Benz Credit Corporation and the Seller*
10.2 -- Form of Servicing Guaranty Agreement between Daimler-Benz North America Corporation and the Trustee (contained in Exhibit 4.1)*
24.1  --  Consent of Morgan, Lewis & Bockius LLP (contained in Exhibit 5.1)*
24.2  --  Consent of Morgan, Lewis & Bockius LLP (contained in Exhibit 8.1)*
25    --  Powers of Attorney

---------------------

* To be filed by amendment.

      (b)  Financial Statement Schedules

      Not applicable.



ITEM 17.  UNDERTAKINGS

      The undersigned registrant hereby undertakes as follows:

      (a) To provide to the Underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

      (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      (c) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

      (d) For the purpose of determining any liability under the Securities Act of 1933, each post effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.



                                 SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the State of New York, City of New York, on September , 1997.

                                      DAIMLER-BENZ VEHICLE RECEIVABLES
                                         CORPORATION

                                      By  /s/  HARVEY S. TRAISON
                                         ------------------------------
                                          Harvey S. Traison
                                             President

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

         SIGNATURE                       TITLE                        DATE
         ---------                       -----                        ----

     /s/  HARVEY S. TRAISON
     ----------------------
      Harvey S. Traison           Director and President
                                  (principal executive officer)   September 11, 1997

     /s/  DAVID A. KLANICA
     ----------------------
      David A. Klanica            Director and Secretary and
                                  Treasurer (principal
                                  financial officer and
                                  principal accounting officer)   September 11, 1997

            *
     ----------------------
      Klaus Jacobs                Director                        September 11, 1997

            *
     ----------------------
      Charles B. McKenna          Director                        September 11, 1997

*By  /s/  HARVEY S. TRAISON
    -----------------------
      Harvey S. Traison,
      Attorney-in-Fact




                             INDEX TO EXHIBITS

                                                                  SEQUENTIALLY
EXHIBIT                                                             NUMBERED
NUMBER                               DESCRIPTION                      PAGE

1.1               Form of Underwriting Agreement*

3.1 Restated Certificate of Incorporation of the Seller; incorporated by reference to
                  Exhibit 3.1 to Registrant's Registration
                  Statement on Form S-1 (No. 33-79574)

3.2               Bylaws of the Seller; incorporated by
                  reference to Exhibit 3.2 to Registrant's
                  Registration Statement on Form S-1 (No.
                  33-79574)

4.1               Form of Pooling and Servicing Agreement
                  among the Seller, the Servicer, MBCC, the Trustee, the Class A Agent, the Class B
                  Agent and the Payahead Agent*

5.1               Opinion of Morgan, Lewis & Bockius LLP re
                  Legality*

8.1               Opinion of  Morgan, Lewis & Bockius LLP re
                  Tax Matters*

10.1              Form of Purchase Agreement between
                  Mercedes-Benz Credit Corporation and the
                  Seller*

10.2              Form of Servicing Guaranty Agreement
                  between Daimler-Benz North America
                  Corporation and the Trustee (contained in Exhibit 4.1)*

24.1              Consent of Morgan, Lewis & Bockius LLP
                  (contained in Exhibit 5.1)*

24.2              Consent of Morgan, Lewis & Bockius LLP
                  (contained in Exhibit 8.1)*

25                Powers of Attorney

--------------------


* To be filed by amendment.